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                                                                    EXHIBIT 10.4

              SOURCE CODE LICENSE & MAINTENANCE SERVICES AGREEMENT

         This Source Code License and Maintenance Services Agreement, effective the 5th day of August 2003, ("Agreement") by and between Homestore, Inc., a Delaware corporation, ("Homestore") and Cendant Corporation, a Delaware corporation, ("Cendant").

         WHEREAS, Homestore, Cendant, and various other parties executed an Agreement and Plan of Reorganization, dated October 26, 2000, ("APR");

         WHEREAS, on October 26, 2000, the Real Estate Technology Trust, a trust organized under the laws of New York, and a provider of technology to the franchisees of Cendant's real estate brands, ("RETT"), NRT Incorporated ("NRT"), and Homestore executed a Software License Agreement (the "SLA") whereby Homestore (through its subsidiary, Top Producer) agreed to provide to RETT a customized version of Homestore's Top Producer Online sales associate and broker system for integration with RETT's then-current software architecture (such customized and integrated version of Top Producer Online (as further defined hereinafter) to be known as "Falcon" (as further defined hereinafter));

         WHEREAS, by subsequent amendment, NRT was eliminated as a party to the SLA;

         WHEREAS, certain disputes and differences have arisen between Cendant and Homestore with respect to the APR (the "Dispute");

         WHEREAS, in partial settlement of the Dispute, Homestore desires to license to Cendant, and Cendant desires to license from Homestore, the Source Code (as hereinafter defined) to the Top Producer Online and Falcon software products, in accordance with the terms of this Agreement;

         WHEREAS, in addition to the aforementioned Source Code license, Homestore desires to provide to Cendant, and Cendant desires to receive from Homestore, certain maintenance and support services (as hereinafter described) with respect to the Top Producer Online and Falcon software products, in accordance with the terms of this Agreement; and

         NOW THEREFORE, for and in consideration of the mutual covenants and promises hereinafter set forth, the Parties agree as follows:

SECTION 1. CENDANT & CENDANT'S AFFILIATES

                  For the purposes of this Agreement, the term "Cendant" shall mean Cendant Corporation. For the purposes of this Agreement, the term "Affiliates" shall mean any and all subsidiaries, affiliates, corporations, limited liability companies, partnerships, joint

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ventures, firms, associations, businesses, organizations, and/or other entities that directly or indirectly (either presently or in the future and/or through one or more intermediaries) control, are controlled by, or are under common control with, Cendant Corporation (collectively, "Affiliates"). The term "Affiliates" shall also include any unconsolidated special-purpose entities created by Cendant, and/or independent persons or entities, in which Cendant owns or would own more than twenty-five percent (25%) of the outstanding common stock (or equivalent) if Cendant were to convert any convertible securities that Cendant owns.

SECTION 2. SOURCE CODE; LICENSE GRANT

         A. (i) "Source Code" shall mean the human readable embodiment of the underlying computer programming code for the Top Producer Online and Falcon software products (including all modules contained therein, data files and structures, header and include files, macros, object libraries, and programming tools not commercially available, such as Homestore-created utilities and compilers, plus any associated interface definition files, scripts used to control compilation and installation of an executable file, and/or source code differential comparisons against any aspect of the Top Producer Online and Falcon software products). Notwithstanding the foregoing, the Source Code shall not include any third party computer programs that are embedded in the Top Producer Online and/or Falcon software products, provided, however that, prior to the effective date of this Agreement, Homestore shall identify to Cendant in writing any third party programs that are included in (and licensed by Homestore to Cendant as part of) Top Producer Online and/or Falcon software products but are excluded from the Source Code.

         (ii) For purposes of this Agreement, the terms "Top Producer Online," "Top Producer Online software products," "Falcon," and "Falcon software products" shall have the meanings ascribed to them in Exhibit B "Top Producer Online and Falcon Software Products" attached hereto (including any additional functionality to which the parties may agree in writing).

         B. License Grant. Homestore hereby grants to Cendant a nonexclusive, perpetual, irrevocable (except as otherwise set forth hereinafter), worldwide, enterprise-wide, royalty-free, fully paid-up license to use, access, reproduce, copy, alter, adapt, modify, maintain (including, but not limited to, the correction of any defects), support, enhance, improve, update, display, perform, manufacture, compile (in its original form or as modified by Cendant) into executable code, and/or create software programs and/or derivative works based upon, the Source Code (including any and all Source Code Modifications, as hereinafter defined) to enable Cendant to use the Top Producer Online and Falcon software products in accordance with the applicable specifications and only as set forth in the SLA (including any amendments thereto). The aforementioned license rights shall be limited to Cendant's business and franchise operations associated with its real estate brands.

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         Subject to the usage rights and restrictions set forth above in this section 2B, Cendant shall be permitted to make, use, and/or access an unlimited number of copies of the Source Code (including, but not limited to, any software programs and/or derivative works based on the Source Code) on an unlimited number of computers (owned, leased, and/or operated by Cendant and/or its Affiliates) at any of Cendant's and/or its Affiliates' sites or locations worldwide. With respect to any work and/or data that Cendant is required to process for or on behalf of its former Affiliates, Cendant also may, at no additional charge, use the Source Code for or on behalf of such former Affiliates for a period not to exceed two (2) years after such entity is no longer an Affiliate of Cendant. Cendant acknowledges that (except as otherwise provided herein) this Agreement grants it no title or rights of ownership in the Source Code, and that Homestore shall retain any and all ownership right, title, and interest in and to the Source Code.

         In addition to the foregoing, Cendant may use its Affiliates and/or third party contractors or outsourcers in order to copy, alter, adapt, modify, maintain, support, enhance, improve, update (subject to the restrictions set forth above in this section 2B), sublicense, compile, and/or create software programs and/or derivative works based upon, the Source Code for the purposes of allowing Cendant to maintain, enhance and modify the Source Code in accordance with Cendant's rights hereunder and/or to perform work for or on behalf of Cendant with respect to the Source Code and/or the Top Producer Online or Falcon software products. Cendant shall require any such third party contractors or outsourcers to sign non-disclosure agreements designed to protect the confidentiality of the Source Code and/or such software products, and (to the extent that this Agreement does not grant to Cendant ownership rights in and/or to any such software programs or derivative works) to assign ownership of any such software products and derivative works to Homestore.

         For the avoidance of doubt, Cendant acknowledges and agrees that nothing in this Agreement permits the distribution or licensing by Cendant of Top Producer Online or Falcon software products to any third party brokers or agents, including, without limitation, those third party brokers and agents that participate in the Cendant Mobility Broker Network.

         C. Source Code Modifications. "Source Code Modifications" shall mean any updates, enhancements, upgrades, versions, releases, modifications, extensions, alterations, improvements, error corrections, bug fixes, patches, and/or other changes to the Source Code made by or on behalf of Homestore during the Maintenance Period (as defined in Section 3D hereof), which Homestore has incorporated into (i) general releases of the Top Producer Online and/or Falcon software products to its other customers, and/or (ii) other non-general releases made pursuant to the SLA and/or as part of the Services (as hereinafter defined) performed hereunder by Homestore. In addition, the parties may enter into a separate written agreement(s) pursuant to which (a) Homestore would provide to Cendant such other non-general releases requested by Cendant, and (b) the parties could agree that such non-general releases would be subject to the terms and conditions set forth in this Agreement with respect to Source Code Modifications. All Source Code Modifications shall be deemed to be within the definition of the term

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"Source Code," and shall become part of the Source Code licensed by Homestore to
Cendant hereunder. Unless otherwise agreed to in writing between the parties, all right, title and interest in and to any Source Code Modifications, and all other derivative works based on the Source Code and created by Homestore, shall vest with and belong exclusively to Homestore. Notwithstanding the foregoing, Cendant shall retain any and all right, title, and interest in and to (and there shall be no restriction on Cendant's right to use any of) Cendant's ideas, concepts, techniques, know-how, technology, discoveries, forms, menus, structures, sequences, screens, formulas, designs (collectively, the "Cendant Ideas"), and/or other Cendant Confidential Information (as hereinafter defined) which Cendant may provide to Homestore and authorize Homestore to incorporate (and which Homestore incorporates) into such Source Code Modifications. Cendant hereby grants to Homestore a nonexclusive, royalty-free, fully paid-up license and right to use such Cendant Ideas and Cendant Confidential Information during the Maintenance Period (as hereinafter define) and (unless otherwise agreed to in writing) solely for the purpose of providing the Source Code Modifications hereunder. In addition (and unless otherwise specified in writing by Cendant), Cendant hereby grants to Homestore a nonexclusive, royalty-free, fully paid-up license and right to incorporate such Cendant Ideas and Cendant Confidential Information into general public releases of Top Producer Online and Falcon software products unless otherwise specified in writing by Cendant.

         D. Delivery & Support. Homestore shall deliver to Cendant, by no later than August 15, 2003, a copy of the Source Code for the then-current version of the Top Producer Online and Falcon software products, which Source Code shall be delivered to Cendant's facility located at 1 Campus Drive, Parsippany, NJ, and shall be in a format and on a media that is reasonably acceptable to Cendant. In addition, during the Maintenance Period, Homestore's Falcon Software Support Staff (as defined in Section 3A hereof) shall provide to Cendant, as part of the Services (as defined in Section 3A hereof) and at no additional cost, reasonable assistance (including, but not limited to, telephone access to a technical support staff) to identify problems and/or answer questions relating to the use and operation of the Source Code.

         E. Updated Code. During the Maintenance Period, Homestore shall provide to Cendant copies of the Source Code Modifications to the Top Producer Online and Falcon software products ("Updated Code"), which Updated Code shall be delivered to Cendant either within thirty (30) days after completion of the Updated Code, or immediately upon Homestore's general release to its other customers of the revised software products containing the Updated Code, whichever is earlier. Any and all Updated Code shall become part of the Source Code licensed by Homestore to Cendant hereunder, and shall be subject to the license grants described herein.

         F. Independently Developed Works. Homestore acknowledges and agrees that, in addition to the license grants described herein (and notwithstanding anything to the contrary set forth in this Agreement), Cendant has the unrestricted right independently to create, develop and commercially exploit (without any restrictions whatsoever) new or different computer programs or software, the subject matter of which may be substantially similar to the Source Code, provided that Cendant shall not

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incorporate into, nor use for the creation of, such programs or software any portion(s) of Homestore's Source Code and/or Confidential Information (as hereinafter defined). Notwithstanding the foregoing or anything in this Agreement to the contrary, for a period of two (2) years after the date of this Agreement, neither Cendant nor its Affiliates will develop or promote a product that competes with the Falcon product in the real estate market or business, so long as the Falcon product is fully functional in accordance with its specifications and design.

         G. Documentation. In addition to the Source Code, Homestore shall provide to Cendant, at no additional cost, copies of any applicable specifications, documentation, and other written materials related to the Source Code (including, without limitation, any related technical specifications, programmers' comments, flow charts and logic diagrams, schematics, annotations, and/or similar documentation) in existence as of the effective date of this Agreement or otherwise developed as part of the Source Code Modifications and/or Services (collectively, "Documentation"). Homestore grants to Cendant permission to use and make unlimited copies of all such Documentation. If Homestore publishes any revised or additional Documentation for the Source Code, Homestore shall (at no additional cost to Cendant) promptly deliver to Cendant copies of such revised or additional Documentation.

         H. Transition of Source Code Maintenance & Support to Homestore. During the Maintenance Period (and for any longer period as may be agreed upon in writing between the parties), Cendant may (at its sole option and upon written notice to Homestore) elect to have Homestore undertake responsibility for the maintenance and support of the Source Code (including, but not limited to, the provision of any and all Source Code Modifications), as well as for any and all customization and other information technology services associated therewith, as reasonably required and requested from time to time by Cendant. Such maintenance and support shall be unrelated to, and separate and independent from, the maintenance and support services described in Section 3 hereof. Homestore shall, upon receipt of the aforementioned notice from Cendant (and upon the parties' negotiation of mutually acceptable terms and conditions and pricing), provide to Cendant all assistance and cooperation reasonably required by Cendant in order to transfer and transition, in a prompt and smooth manner, to Homestore responsibility for the provision of such maintenance, support, and related services, with the objective of allowing Cendant's business operations with respect to such Source Code (and the associated Top Producer Online and Falcon software products) to continue without degradation or any material interruption.

SECTION 3. MAINTENANCE AND SUPPORT SERVICES

         A. During the Maintenance Period, Homestore shall (1) provide to Cendant any and all enhancements, updates (i.e., releases or versions of the software that contain error corrections and bug fixes), upgrades (i.e., releases or versions of the software that contain functional enhancements or extensions), and/or modifications to the Top Producer Online and Falcon software products that are generally made available to Homestore's customers, which enhancements, updates, upgrades, and modifications shall be delivered to Cendant either within thirty (30) days after completion thereof, or

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immediately upon Homestore's general release thereof to its other customers, whichever is earlier, and (2) make available to Cendant (subject to the provisions set forth in Section 3F hereof) the equivalent of five (5) full-time employees (collectively, the "Falcon Software Support Staff") who shall be responsible for providing to Cendant the maintenance and support services described in this Agreement (including, without limitation, in Exhibit A attached hereto). The efforts described above in Sections 3A(1) and 3A(2) shall be known collectively as, the "Services". During the Maintenance Period specified in Section 3D hereof (and so long as Cendant remains current on the applicable maintenance and support fees described in Section 3E hereof), Falcon Software Support Staff shall, as part of the Services, use commercially reasonable efforts to: (i) provide Cendant with such assistance as reasonably necessary to cause the software products to perform in accordance with the applicable specifications, documentation, user manuals, SLA requirements, the service levels set forth in Exhibit A attached hereto, and any other Cendant requirements set forth in this Agreement; (ii) maintain such software products in operable condition to Cendant's reasonable satisfaction; (iii) promptly correct, revise, or replace any nonconforming software products; and (iv) be responsive to Cendant's maintenance and support needs and requirements. In addition, Homestore shall provide Cendant with toll-free telephone access to the Falcon Software Support Staff to assist in identifying problems or answering questions regarding use and operation of the software products, and for notifying the Falcon Software Support Staff of the need for maintenance or support, which telephone support shall be available during the days and hours set forth in Exhibit A attached hereto. If, at any time during the Maintenance Period Cendant requires out-of-scope Services and/or additional maintenance and support staffing, Homestore agrees to expand the Falcon Software Support Staff to satisfy Cendant's requirements, which expansion shall be done pursuant to a written amendment to this Agreement and at an additional maintenance and support fee of $150,000.00 per year per additional full-time equivalent staff resource.

         B. In addition to the obligations set forth in Section 3A hereof, the Falcon Software Support Staff shall use commercially reasonable efforts to provide the Services in accordance with the service and severity levels described in Exhibit A attached hereto

         C. As part of the Services, the Falcon Software Support Staff shall use commercially reasonable efforts to provide (i) maintenance integration (in accordance with Cendant's reasonable requirements) between the Falcon Broker and Falcon Agent products, and maintenance integration (in accordance with Cendant's reasonable requirements) between Falcon and the following Top Producer products as they exist on the effective date of this Agreement and/or otherwise become available during the Maintenance Period:

         -        WiTP ( Wireless Internet Top Producer)

         -        iTPZ (Internet Top Presenter)

         -        RiTP (Remote Internet Top Producer)

         -        iHM (Internet Hot Marketer)

         -        Internet Top Connector - MLS download

         -        Sellphone or WAP Phone Capability.

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         -        Agent Leads Toolkit-

         In addition to the foregoing, maintenance integration shall also include (i) any and all products which Top Producer sells to its other customers and which integrate with Top Producer's online broker and agents products, and
(ii) any and all accounting products which Top Producer currently integrates (including, but not limited to, Quickbooks and Great Plains accounting software).

         D. The initial maintenance and support Services period shall commence upon the effective date of this Agreement and continue for a period of three (3) years, unless renewed or otherwise earlier terminated as hereinafter described. Upon expiration of the initial maintenance and support Services period, Cendant may, at its sole option, elect to renew maintenance and support Services for an additional one (1)-year period (and/or longer periods as agreed upon in writing between the parties). Any such renewal of maintenance and support Services shall be pursuant to terms and conditions which are similar to those contained in this Agreement, subject to mutually agreed upon maintenance and support fees. Such renewal shall be made pursuant to a written agreement or amendment signed by the parties' authorized representatives. The initial maintenance and support period, plus any renewal maintenance and support periods (if any), shall collectively be referred to as the "Maintenance Period". Upon expiration or termination of the Maintenance Period, Homestore shall, upon Cendant's request, provide to Cendant all assistance and cooperation reasonably required by Cendant in order to transfer and transition, in a prompt and smooth manner, responsibility for the provision of such maintenance and support Services from Homestore to Cendant (or to Cendant's third party service provider), with the objective of allowing such Services to continue without degradation or any material interruption ("Transition Services"). Cendant shall pay Homestore's then-current time and materials rates for any such Transition Services, except that there shall be no charge for any Transition Services that result from Cendant's termination of this Agreement for Homestore's material breach pursuant to Section 6C hereof.

         E.       The maintenance and support Services fee for the initial three
(3)-year maintenance and support period described in Section 3D hereof shall be $2,250,000.00 (two million two hundred fifty thousand dollars), which fee shall be paid by Cendant in three (3) separate installments of $500,000.00, $750,000.00, and $1,000,000.00. These installments shall be due and payable by Cendant within thirty (30) days after Cendant's receipt of valid invoices from Homestore, which invoices shall be submitted by Homestore as follows:

         (i) $500,000.00 - upon execution of this Agreement by both parties;

         (ii) $750,000.00 - thirty (30) days prior to the expiration of the first year of the initial 3-year maintenance and support period; and

         (iii) $1,000,000.00 - thirty (30) days prior to the expiration of the second year of the initial 3-year maintenance and support period.

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         The maintenance and support fees for any renewal periods shall be in accordance with the renewal provisions set forth in the applicable renewal agreement or amendment described in Section 3D hereof. Notwithstanding the foregoing (and unless otherwise agreed to in writing between the parties) Homestore agrees that, upon any such renewal(s), it will not increase the renewal maintenance and support fees more than five percent (5%) over and above the maintenance and support fees paid by Cendant during the immediately preceding maintenance and support period.

         F. In providing the Services, Homestore shall be responsible for the supervision and direction of its employees and any subcontractors. Homestore shall inform Cendant of the name of the Homestore supervisor responsible for supervising the Services. In the event that Cendant, in its sole and reasonable judgment, determines that any individuals assigned by Homestore or its subcontractors to perform the Services are unsatisfactory or unqualified to perform such Services, Cendant shall so notify Homestore and such individuals shall be removed forthwith and replaced by Homestore and/or its subcontractors without any degradation in Services to Cendant.

         G. Homestore shall not retain any subcontractor to assist it in the performance of Services hereunder without the prior written consent of Cendant. Any subcontractor retained by Homestore for such purposes shall be given a copy of this Agreement prior to commencing work in connection with such Services, and shall agree in writing to comply with the provisions of this Agreement (including, but not limited to, the provisions regarding Confidential Information). All subcontractors shall work under the control and direction of Homestore, who shall be solely responsible for the work of and payment to any subcontractor, as well as for any breaches of this Agreement by such subcontractor. Cendant shall have no responsibility whatsoever with respect to any payments to subcontractors, and Homestore shall indemnify, defend, and hold harmless Cendant from and against any and all subcontractor claims or demands relating to any such payments.

         H. To the extent that Homestore performs any of the Services via any electronic means (including, but not limited to, electronic mail, website, and/or the Internet), and/or has access to Cendant's electronic mail, website, computer systems or networks, and/or other Internet systems, Homestore shall implement industry-standard security to protect Cendant's computer systems, network devices and/or the data processed thereon against the risk of penetration by, or exposure to, a third party via any system or feature utilized by Homestore in performing such work and/or accessing such systems. In addition, Homestore shall comply with Cendant's reasonable policies, standards, procedures, and guidelines for privacy, information protection, and data and systems security (which policies, standards, procedures, and guidelines have been made available to Homestore prior to the effective date of this Agreement), and with all applicable privacy laws and regulations.

         I. Except as otherwise specified in Section 2C hereof, any and all reports, computer programs, documentation, specifications, deliverables, products, work product, software, source code, algorithms, routines, graphics, files, software patches,

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enhancements, modifications, blueprints, diagrams, charts, functional descriptions, photographs, surveys, or other materials, writings, or works of authorship (and any drafts of the foregoing) created, developed, or prepared by Homestore, its employees, or subcontractors in the course of performing the Services under this Agreement (collectively, "Work Product") shall belong exclusively to Homestore.

SECTION 4. REPRESENTATIONS & WARRANTIES

         A.       Homestore hereby represents and warrants to Cendant that:

         (i) Homestore has all rights, approvals, and/or licenses necessary to provide the Source Code to Cendant in accordance with the terms of this Agreement;

         (ii) The Source Code as delivered by Homestore shall be free and clear of any and all encumbrances, liens, mortgages and duties (collectively, "Liens"), and that Cendant's permitted use and possession of the Source Code will not be interrupted or otherwise disturbed by any entity asserting valid claims related such Liens;

         (iii) Any failure of the Source Code and Services to conform in all material respects to the applicable Documentation and other materials that define or describe the functionality of the Source Code and Services shall be addressed as provided in Sections 3A and 3B hereof, subject to any other rights and remedies available to Cendant hereunder;

         (iv) Neither the Source Code, nor any portion thereof, violate, infringe upon, or misappropriate any (a) patent, or copyright issued in the United States (and/or in any other country or territory in which Homestore has granted Cendant a license to use such Source Code), (b) trade secret based in the United States (and/or in any other country or territory in which Homestore has granted Cendant a license to use such Source
                  Code), (c) trade name, or (d) other intellectual property rights of any third party (collectively, "Infringement");

         (v) The Source Code, as delivered by Homestore, does not contain, and Homestore shall not introduce into the Source Code (nor into Cendant's computer systems, databases, or software in the course of providing the Services), any viruses or any other contaminants (including, but not limited to, codes, commands, instructions, devices, techniques, bugs, web bugs, or design flaws) that may be used to access, alter, delete, threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, inhibit, or shut down the Source Code or Cendant's computer systems, databases, software, or other Cendant information or property, in a manner other than in accordance with the terms of this Agreement, provided that this Section 4A(v) shall not

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                  apply to the unintentional transmission of such viruses or other contaminants to Cendant's computer systems, databases, or software via email;

         (vi) Homestore possesses the requisite expertise, knowledge, and skills necessary to perform the Services in accordance with the terms and conditions of this Agreement; and

         (vii) In recognition of the critical nature of these Services, Homestore (and its subcontractors, if any) shall have and maintain sufficient resources, facilities, capacity, and manpower to ensure that the Services are provided in a professional, timely, and workmanlike manner in accordance with the terms of this Agreement.

         B. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, HOMESTORE MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SOURCE CODE, SERVICES, OR THE ASSOCIATE SOFTWARE PRODUCTS PROVIDED HEREUNDER, INCLUDING (WITHOUT LIMITATION) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

SECTION 5. CONFIDENTIAL INFORMATION

         A. Cendant (including its Affiliates) and Homestore may from time to time disclose to each other (both orally and in writing), in connection with the Source Code and/or Services provided hereunder, certain financial, technical, legal, marketing, network, and/or other business information, reports, records, or data (including, but not limited to, computer programs, code, systems, applications, analyses, passwords, procedures, output, information regarding software, sales data, vendor lists, customer lists, and other customer-related information, business strategies, advertising and promotional plans, creative concepts, specifications, designs, know-how that has been documented in writing prior to the effective date of this Agreement and is trade secret in nature, and/or other material) which the disclosing party deems, and the receiving party should consider, proprietary and/or confidential (and of independent economic value) to the disclosing party (collectively, "Confidential Information"). Cendant's Confidential Information also shall include any proprietary and/or confidential information related to Cendant's Affiliates, employees, franchisees, sales representatives, brokers, and/or customers. Homestore's Confidential Information also shall include the Source Code and the Documentation.

         B. The receiving party agrees to treat all Confidential Information provided by the disclosing party pursuant to this Agreement as proprietary and confidential to the disclosing party, and the receiving party shall not (without the prior written consent of the disclosing party) disclose or permit disclosure of such Confidential Information to any third party, provided that the receiving party may disclose, on a need-to-know basis, such Confidential Information to its third party subcontractors who have signed non-disclosure agreements with the receiving party, and/or to its (and, in the case of Cendant, to Cendant's Affiliates') current employees, officers, or directors, or legal or financial representatives. The

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receiving party agrees to safeguard all Confidential Information of the disclosing party with at least the same degree of care (which in no event shall be less than reasonable care) as the receiving party uses to protect its own Confidential Information. The receiving party shall use the disclosing party's Confidential Information solely for the purpose of fulfilling its obligations under this Agreement. The receiving party further agrees not to use or disclose the disclosing party's Confidential Information for its own benefit or for the benefit of others, except as otherwise authorized by this Agreement and/or the disclosing party in writing.

         C. In addition to the foregoing, in the event that Cendant's Confidential Information contains (and/or to the extent that Homestore has access to) any personally identifiable information (including, but not limited to, names, phone numbers, addresses, credit card information, social security numbers, and/or account or financial information) of Cendant's (and/or its Affiliates') employees, customers, sales associates, brokers, or franchisees, Homestore acknowledges that such information is highly confidential and private in nature, and agrees to hold such information in the strictest of confidence, and to maintain and safeguard such information, in accordance with (i) the confidentiality obligations set forth in this Section 5, (ii) Cendant's then-current privacy policies and procedures, which policies and procedures have been made available to Homestore, and (iii) any and all applicable privacy laws, regulations, statutes, and guidelines.

         D. Notwithstanding the foregoing, the parties agree that the following information shall not be deemed Confidential Information, and the receiving party shall have no obligation with respect to any such information:

         (i) Information which is independently developed by the receiving party without any breach of this Agreement by the receiving party, and which can be shown by documentary evidence;

         (ii) Information which is or becomes in the public domain by no fault or wrongful act of the receiving party;

         (iii) Information which is known by the receiving party prior to disclosure by the disclosing party;

         (iv) Information which is disclosed to the receiving party by third party who was not under a similar restriction or obligation of confidentiality to the disclosing party, and without breach of this Agreement;

         (v) Information which is approved for release by written authorization of the disclosing party and/or the third party owner of the disclosed information; or

         (vi) Information which is disclosed pursuant to the lawful requirement or order of a court or governmental agency, provided that, upon the receiving party's receipt of a request for such a disclosure, the receiving party gives prompt notice thereof to the disclosing party (unless such notice is not possible under the circumstances) so that the disclosing party may have the opportunity to intervene and contest such disclosure and/or seek a protective order or other appropriate remedy.

         E. All Confidential Information transmitted or disclosed hereunder will be and remain the property of the disclosing party, and the receiving party shall (at the disclosing party's election) promptly destroy or return to the disclosing party any and all copies thereof upon termination or expiration of this Agreement or upon the written request of the disclosing party. Upon the request of the disclosing party, any such destruction shall be certified in writing by the receiving party.

         F. Nothing in this Agreement shall be construed to limit or prohibit the receiving party from independently creating or developing (or having created or developed for it), or from acquiring from third parties, any information, products, concepts, systems, or techniques that are similar to or compete with the information products, concepts, systems, or techniques contemplated by or embodied in the disclosing party's Confidential Information, provided that (in connection with such creation, development, or acquisition) the receiving party does not violate any of its obligations under this Agreement. Notwithstanding the foregoing, the receiving party shall not, nor assist others to, disassemble, decompile, reverse engineer, or otherwise attempt to recreate, the disclosing party's Confidential Information.

         G. Homestore shall not tamper with, compromise, or attempt to circumvent any physical or electronic security or audit measures employed by Cendant or its Affiliates in the course of Cendant's or its Affiliates' business operations. Homestore shall not, without Cendant's prior express written consent, or as otherwise provided in this Agreement, and without complying with Cendant's and its Affiliates' security policies and procedures (which policies and procedures have been made available to Homestore), (i) access any Confidential Information or computer systems of Cendant or its Affiliates, or
(ii) remove from Cendant's premises any Confidential Information or any other property of Cendant or its Affiliates.

         H. The parties acknowledge and agree that, given the unique and proprietary nature of the Confidential Information, monetary damages may not be calculable or a sufficient remedy for any breach of this Section 5 by the receiving party, and that the disclosing party may suffer great and irreparable injury as a consequence of such breach. Accordingly, each party agrees that, in the event of such a breach or threatened breach, the disclosing party shall be entitled to seek equitable relief (including, but not limited to, injunction and specific performance) in order to remedy such breach or threatened breach. Such remedies shall not be deemed to be exclusive remedies for a breach by the receiving party but shall be in addition to any and all other remedies provided hereunder or available at law or equity to the disclosing party.

SECTION 6. TERM AND TERMINATION

         A. This Agreement shall be effective as of the date first set forth above, and shall continue unless otherwise earlier terminated as set forth hereinafter.

         B. Cendant may terminate, at any time and without cause, this Agreement, the license, and/or the Services hereunder by providing to Homestore at least five (5) days' prior written notice thereof. In the event that Cendant terminates this Agreement and/or the Services without cause pursuant to this
Section 6B, Cendant shall have no further obligation or liability whatsoever to Homestore hereunder except (i) as described in Sections 5 and 6D hereof with respect to Homestore's Confidential Information, and (ii) that Cendant shall pay Homestore for any and all Services performed by Homestore prior to the termination effective date and in accordance with the terms and conditions of this Agreement.

         C. Either party may terminate this Agreement, the license, and/or the Services if the other party materially breaches any of the terms, conditions, or obligations set forth herein and fails to correct such breach within fifteen (15) days (or such other period of time as mutually agreed upon in writing between the parties) following the breaching party's receipt of written notice of such breach. In the event that Cendant terminates this Agreement, the license, and/or the Services hereunder as a result of Homestore's material breach pursuant to this Section 6C, Cendant shall have no further payment liability or obligation whatsoever to Homestore hereunder except as described in Sections 5 and 6D hereof with respect to Homestore's Confidential Information, and Homestore shall (in addition to any and all other remedies that may be available to Cendant) promptly (i) refund to Cendant any and all Services fees paid in advance by Cendant for those Services not performed in accordance with the terms and conditions of this Agreement, and (ii) reimburse Cendant's reasonable out-of-pocket costs incurred by Cendant (or its third party contractors) to rectify (or have rectified) any non-conforming Services and/or Source Code which were the subject of said material breach, provided that Cendant shall have an obligation to reasonably mitigate any and all such costs.

         D. Upon the termination of this Agreement (but subject to the provisions set forth in Section 6E hereof), each party shall (i) promptly (at the other party's sole option and request) return to the requesting party or destroy (and certify in writing to such destruction) any and all Confidential Information of the requesting party, whether in written or electronic form, and neither party, nor any of its or their subcontractors or agents (nor any of their respective employees) shall retain any copies, extracts, derivatives, or other reproductions of the requesting party's Confidential Information (in whole or in part) in any form whatsoever, and (ii) take reasonable steps to assure that any and all documents, memoranda, notes, and other writings or electronic records prepared or created by the requesting party, which include or reflect the requesting party's Confidential Information, are destroyed.

         E. Notwithstanding anything to the contrary set forth in Section 2 hereof and/or above in this Section 6 (and except as described below in this Section 6E), any and all licenses granted to Cendant by Homestore under this Agreement shall remain irrevocable in nature and may not be terminated or revoked by Homestore (and Cendant shall retain and continue to use the Source Code, and all license rights shall continue according to their tenor). Notwithstanding the foregoing, Homestore may revoke Cendant's license to the Source Code only in the event that
(i) a court of competent jurisdiction determines that Cendant's (and/or its Affiliates') use of the Source Code is not otherwise authorized by this Agreement, (ii) such court issues an injunction or preliminary injunction restraining Cendant (and/or its Affiliates) from continuing such unauthorized use, and (iii) Cendant and/or its Affiliates, upon its or their receipt of written notice of such injunction or preliminary injunction, do not otherwise cease such unauthorized use within ten (10) days thereafter.

SECTION 7. INFRINGEMENT; INDEMNIFICATION

         A. Homestore shall indemnify, defend and hold harmless Cendant (including its Affiliates, and its and their respective officers, directors, employees, agents, successors and permitted assigns thereof) from and against any and all any and all Losses arising out of or in connection with any third party Infringement (as defined in Section 4A(iv) hereof) claims. Homestore's indemnity set forth above in this Section 7A shall not be applicable to any Infringement claims that result from Cendant's alterations or modifications to the Source Code. In the event that the Source Code becomes (or, in Homestore's opinion, is likely to become) the subject of an Infringement claim, Homestore shall, at its sole option and expense (and in addition to any and all other remedies that may be available to Cendant), (i) procure for Cendant the right to continue using the Source Code as contemplated hereunder, (ii) modify the Source Code to eliminate any Infringement which may result from Cendant's use, provided that the modified Source Code's functionality shall remain the same as set forth in the applicable specifications, or (iii) replace the Source Code with an equally suitable, compatible, and functionally equivalent non-Infringing source code. In the event that options (i) through (iii) above are not reasonably available to or commercially feasible for Homestore, Cendant shall stop using the Infringing Source Code and may (at its sole election) terminate this Agreement pursuant to Section 6C hereof.

         B. Each party hereto shall indemnify, defend and hold harmless the other party (including its Affiliates, and its and their respective officers, directors, employees, agents, successors and permitted assigns thereof) from and against any and all any and all losses, liabilities, damages, claims, costs, penalties, fees (including, but not limited to, reasonable attorneys' fees, disbursements of counsel, and costs of investigation, litigation, and settlement, incurred in any action or proceeding between Cendant and Homestore or between either party and any third party), and expenses (collectively, "Losses") arising out of or in connection with (i) any breaches by the indemnifying party of Sections 3H, 4A(v), and/or 5 hereof, and/or (ii) the indemnifying party's willful misconduct and/or intentional or grossly negligent actions hereunder.

         C. Each party shall provide the other party with prompt written notice of any such claims, and the indemnifying party shall have the right to control and direct the investigation, defense, and settlement of each such claim. The indemnified party shall reasonably cooperate with the indemnifying party in connection with the foregoing. The indemnified party may (at its sole option and at its own expense) participate in the claim or action with its own separate legal counsel, in which event the cost of such participation (including the cost of such separate legal counsel) shall be borne by the indemnified party. The exercise by the indemnified party of its option to select its own separate legal counsel shall in no way limit or modify the indemnifying party's obligations set forth above in this Section 7.

SECTION 8. LIMITATION OF LIABILITY; CONSEQUENTIAL DAMAGES

         EXCEPT AS OTHERWISE PROVIDED BELOW IN THIS SECTION 8, NEITHER PARTY TO THIS AGREEMENT SHALL BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OR LOST SAVINGS) ARISING FROM, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAD BEEN ADVISED OF THE POSSIBILITY OF OR COULD HAVE FORESEEN SUCH DAMAGES, AND EACH PARTY'S AGGREGATE LIABILITY UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED THE TOTAL MAINTENANCE AND SUPPORT FEES PAID BY CENDANT TO HOMESTORE UNDER THIS AGREEMENT. THIS LIMITATION OF LIABILITY APPLIES REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, OR OTHERWISE. THE LIMITATIONS OF LIABILITY SET FORTH ABOVE IN THIS SECTION 8 SHALL NOT APPLY TO LOSSES AGAINST WHICH THE PARTIES HAVE AGREED TO INDEMNIFY EACH OTHER PURSUANT TO SECTIONS 3G, 7A AND/OR 7B HEREOF.

SECTION 9. ASSIGNMENT

         Neither party may assign, transfer, delegate, or pledge this Agreement and/or any of its obligations hereunder to any third party without the prior written consent of the other party. Notwithstanding the foregoing, Cendant may, without the consent of Homestore, assign, transfer, delegate, or pledge this Agreement (including the Source Code) and/or any of its rights or obligations hereunder to (i) any of its Affiliates conducting business and/or franchise operations associated with or on behalf of Cendant's real estate brands, and/or
(ii) any third party which has acquired the Source Code in connection with a consolidation, merger, sale, divestiture, or spin-off of substantially all of its (or any of its Affiliates', business units' or business lines') assets, provided that the assignee or successor in interest is not a direct competitor of Homestore and assumes in writing the obligations of Cendant hereunder.

SECTION 10. NOTICES

         Any and all notices, requests, demands, or other communications hereunder shall be in writing and be deemed to have been duly given (i) when delivered by hand, (ii) one

(1) business day after being given to an express overnight courier, (iii) when sent by confirmed facsimile, with a copy sent by another means set forth in this
Section 10, or (iv) five (5) days after the day of mailing, when mailed by certified or registered mail, return receipt requested, postage prepaid, and addressed to the respective parties as follows, provided that either party may change its address or designee for notification purposes by giving the other party prior written notice thereof:

If to Cendant:
Cendant Corporation
1 Campus Drive
Parsippany, New Jersey 07054
Attn: Senior Vice President, Legal - Real Estate

If to Homestore:
Homestore, Inc.
30700 Russell Ranch Road
Westlake Village, California 91362
Attn: General Counsel

SECTION 11. GENERAL PROVISIONS

         A. Nothing contained in this Agreement shall be construed as conferring any right upon either party hereto to use or refer to (in any advertising, publicity, promotional, marketing, or other materials, media, or activities) any name, trade name, trademark, service mark, logo, or any other designation (including any contraction, abbreviation or simulation of any kind of the foregoing) of the other party or the other party's affiliates without the prior written consent of such other party. Neither party shall disclose to any third party (other than its third party subcontractors on a need-to-know basis) that it has furnished or contracted to furnish to the other party the Source Code or Services hereunder, or the terms, conditions or scope of this Agreement, without the prior express written consent of the other party or except as otherwise required by law, regulation, SEC or stock exchange rules, or court order.

         B. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, void, illegal, or unenforceable by any court, arbitrator, or governmental agency, the remaining provisions of this Agreement shall remain in full force and effect, and the invalid, void, illegal, and/or unenforceable provision(s) shall survive to the extent not so held. To the extent reasonably possible and practicable, the invalid, void, illegal, or unenforceable provision(s) shall be replaced by a mutually acceptable valid, legal, and enforceable provision(s) which best reflects the parties' intentions underlying the replaced invalid, void, illegal, or unenforceable provision(s).

         C. The failure of either party to insist upon the performance of any obligations, terms, or conditions of this Agreement, to exercise any right or privilege conferred hereunder, or to enforce any remedies or penalties resulting from any breach hereof, shall not be construed as a waiver of any such obligations, terms, conditions, rights, privileges, remedies, or penalties. No obligation, term, condition, right, privilege, remedy, or penalty shall be deemed waived, and no breach of this Agreement shall be deemed consented to, unless and until such waiver or consent is specifically expressed in a writing signed by the party claimed to have so waived or consented. No such written waiver shall constitute a waiver of any other obligation, term, condition, right, privilege, remedy, or penalty hereunder, and no such written consent shall constitute a consent to any other breach hereof.

         D. Any remedies expressly provided for in this Agreement and/or available to either party hereunder are cumulative and non-exclusive, and may be exercised concurrently or separately. The exercise of any one remedy shall not be construed to prohibit either party from pursuing any and all other remedies that may be available at law, in contract, or in equity. The prevailing party in any dispute and/or legal action brought hereunder shall also be entitled to recover all reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable court costs and attorneys' fees) incurred as a result thereof.

         E. The provisions, terms, and conditions of this Agreement represent the entire agreements and understandings between the parties hereto with respect to the subject matter hereof, and supersede any and all prior and contemporaneous agreements, understandings, documents, negotiations, and/or discussions (whether oral or written) between the parties. No supplement, amendment, or modification to this Agreement shall be valid, enforceable, or binding upon the parties unless made in writing and signed by an authorized representative of both parties. In the event of any conflict or inconsistencies between the terms and conditions of this Agreement (including any amendments thereto) and those set forth in Exhibit A attached hereto, the terms and conditions of this Agreement (including any amendments thereto) shall take precedence and prevail.

         F. This Agreement and any amendments hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws. Each party hereby submits itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the federal or state courts located in the State of New York, and any courts of appeal therefrom, and waives any objection (on the grounds of lack of jurisdiction, or forum non conveniens or otherwise) to the exercise of such jurisdiction over it by any such courts. Each party agrees to comply with any and all applicable laws, statutes, rules, and regulations with respect to its respective obligations and performance under this Agreement. The parties hereby agree that the provisions of the Uniform Computer Information Transactions Act ("UCITA") shall not be applicable to this Agreement, the Source Code, and/or the software products described herein. In addition, the parties hereby agree that this Agreement shall not be governed by the U.N. Convention on Contracts for the International Sale of Goods.

         G. Any provision of or obligation under this Agreement which contemplates performance or observance subsequent to any termination or expiration of this

Agreement shall survive any such termination or expiration, and shall continue in full force and effect. In addition, all provisions of this Agreement shall survive the termination or expiration of this Agreement to the fullest extent necessary to give the parties the full benefit of the bargain expressed herein and of the intent contemplated hereunder.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

CENDANT CORPORATION                           HOMESTORE, INC.

By: /s/ C. Patteson Cardwell, IV              By: /s/ Michael R. Douglas
    _______________________________               _____________________________

Name: C. Patteson Cardwell, IV                Name: Michael R. Douglas
      _____________________________                 ___________________________

Title: Senior Vice President, Legal           Title: EVP and General Counsel
       ____________________________                  __________________________

Date: 8/5/03                                   Date: 8/5/03
      _____________________________                  __________________________

                                   EXHIBIT A

                            SERVICE LEVEL AGREEMENT
                                      FOR
                 FALCON SOFTWARE MAINTENANCE & SUPPORT SERVICES

                                    EXHIBIT A

                             SERVICE LEVEL AGREEMENT

                                       FOR

                 FALCON SOFTWARE MAINTENANCE & SUPPORT SERVICES

                                     BETWEEN

                               CENDANT CORPORATION

                                        &

                                 HOMESTORE, INC

Confidential                         Page 1                             8/7/2003

TABLE OF CONTENTS

SECTION/TITLE                                                                  PAGE
-----------------------------------------------------------------------------------
1.       Introduction                                                           3

2.       Service Level Review Process                                           3

3.       Service Level Management                                               4

4.       Service Criteria                                                       5

5.       Top Producer and Cendant Responsibilities                              6
         5.1      Software Support Hours                                        7
         5.2      Severity Levels and Target Response Times                     8
         5.3      Target Resolution Time                                        8
         5.4      Escalation Procedures/Problem Management Process              9

6.       Change Management Process                                              9

Appendix A        Service Level Escalation                                      11

Appendix B        Cendant Technical Contacts                                    12

Confidential                         Page 2                             8/7/2003

1. INTRODUCTION

This document ("SL Agreement") is an exhibit to (and is incorporated by reference into) the Source Code License and Maintenance Services Agreement, effective the 5th day of August 2003, by and between Cendant and Homestore ("Agreement"). Capitalized words or terms not defined herein shall have the meanings given to them in the Agreement. The purpose of this SL Agreement is to set forth agreed upon service levels for the Services provided to Cendant by the Falcon Software Support Staff) pursuant to the Agreement. The goal of this SL Agreement is to establish response times to and service levels for system problems that may occur during its production operation and document agreed upon procedures for the handling of system issues including communication to Cendant and Homestore's subsidiary, Top Producer Systems, Inc. ("Top Producer") management. While this SL Agreement does not include direct support to the end users such as Cendant Affiliates and Sales Associates (collectively, "End Users"), reference to End Users and End User support may appear in this SL Agreement as these are often the sources from which problems to be handled by Top Producer hereunder are reported and logged.

Due to the fact that Falcon is web-based, it is expected that the system will be available to the end users on a 24 hour per day, 365 day per year basis with the exception of mutually agreed upon pre-scheduled outages for maintenance and upgrades as required. Therefore a member of the Falcon Software Support Staff shall be available on a comparable basis should any critical errors arise that negatively impacts the business operations of Cendant and Cendant users.

This SL Agreement may be amended by the mutual written agreement of the parties if new support mechanisms are introduced to the Falcon process.

As part of this document, Cendant and Top Producer agree to:

- Establish the Service Level Commitments and cure periods with which Top Producer shall comply.

- Review this SL Agreement every six months to determine whether any changes need to be implemented. The next review shall be no later than February 1, 2003.

- Gain approval by both parties to all changes to this SL Agreement and to clearly define and identify those changes in a revised SL Agreement or amendment signed by the parties' authorized representatives.

- Create (by no later than October 1, 2003) a mutually agreed upon written change control process and official documentation.

- Create (by no later than October 1, 2003) a mutually agreed upon written document management and approval process.

2. SERVICE LEVEL REVIEW PROCESS

Confidential                         Page 3                             8/7/2003

A process will be implemented to ensure timely reviews of this SL Agreement. Reviews of the current process and supporting documentation will be conducted quarterly (or as otherwise agreed to between the parties). These reviews will be conducted by teleconference calls unless otherwise changed by mutual agreement. The Service Level Review Process will identify areas of service that Cendant would like to be improved by Top Producer and ensure follow-up by Top Producer on Cendant's concerns and issues.

Topics to be covered include:

-    Performance against service levels and cure periods

- Contractually required corrective actions and other suggested actions to rectify performance below cure period levels

- Cendant Real Estate & Top Producer plans and projects which have relevance to service levels

- Resource allocations: (Number of people allocated, actual staffing on support, staff turnover)

-    Problem management system and escalation process

-    Problem monitoring and reporting as agreed

- Establishment and approval of written action plans that address individual issues

In addition to the quarterly review meetings, periodic management meetings will be scheduled as needed to review overall status and performance against this SL Agreement.

3. SERVICE LEVEL MANAGEMENT

         3.1 SERVICE LEVEL COMMITMENTS & CURE PERIODS

         Service Levels and Cure Periods are used to define those measurable performance levels, turnaround times, and minimum downtime with which the Falcon Software Support Staff shall use commercially reasonable efforts to comply in the performance of the Services. Such Service levels and cure periods shall be subject to this SL Agreement.

         3.2 SERVICE LEVEL MEASUREMENTS

         The Falcon Software Support Staff will produce a monthly written Service Level Performance Report. These reports will be created to enable the monitoring of service level commitments. The Service Level Performance Report will be sent to Cendant Real Estate on a monthly basis, summarized quarterly, and reviewed during the quarterly review meetings. These reports will document any problems or issues that occur on the Falcon application as well as details regarding each issue's resolution.

Confidential                         Page 4                             8/7/2003

         Top Producer and Cendant Real Estate agree to work together where appropriate to improve the accuracy and/or the efficiency of production of these reports through the use of existing tools or future technology acquired by either party.

         Cycles of report creation and review are subject to change, by mutual agreement, based on product releases and periods of increased or decreased problem reporting.

         Although the specifications of reports have not yet been established, the Falcon Software Support Staff shall (as part of the Services) use commercially reasonable efforts to modify the Top Producer CRM system for Falcon problem tracking so that the report statistics listed below will be included.

               -    Description of Issue

               -    Date and time of issue

               -    First reported by

               -    Brand(s) affected

               -    Area(s) of the application affected

               -    Time to resolution

               -    Date/time of resolution

               -    Description of resolution

               - Report trending against week-to-week, month-to-month, quarter-to-quarter, and year-to-year comparisons

         Reports will be in summary form providing statistics that indicate which issues are the most frequent. Issues reported are to be limited to those that actually exist on the system due to code problems, response problems, connectivity problems and the like and should not include End User issues that arise from misuse by Cendant or End Users of features and/or functionality. The formal report specifications shall be developed and mutually agreed to between the parties by no later than October 1, 2003.

4. SERVICE CRITERIA

It is envisioned that Falcon application processing will take place on back-end real estate servers in the Cendant data center in Denver, Colorado. Due to the fact that the network and hardware environment are managed and maintained by Cendant (and its third party outsourcer, IBM), day-to-day maintenance and monitoring of the hardware environment with which Falcon will integrate will be Cendant's and IBM's responsibility. The Falcon Software Support Staff will be responsible for providing Falcon application support consistent with the responsibilities and commitments set forth in the Agreement and this SL Agreement. There may be instances, however, where database, hardware and/or environmental problems that are outside the scope of the Falcon Software Support Staff's obligations hereunder may require the involvement of Falcon Software Support Staff personnel. The Falcon Software Support Staff shall assist Cendant (as

Confidential                         Page 5                             8/7/2003
reasonably needed) in remedying such problems. Unless otherwise specified in writing in advance by the Falcon Software Support Staff (and subject to mutual agreement between the parties regarding any fees), such assistance shall be provided at no additional cost to Cendant.

5. TOP PRODUCER AND CENDANT RESPONSIBILITIES:

As described in Section 3A of the Agreement, Homestore shall make available to Cendant the Falcon Software Support Staff who shall be responsible for using commercially reasonable efforts to provide to Cendant the maintenance and support Services (in accordance with the service levels) described in the Agreement and this SL Agreement. In addition to the Services described in the Agreement and elsewhere in this SL Agreement, the Falcon Software Support Staff shall:

- Maintain appropriate automated problem recording and tracking mechanisms to permit logging of issues and tracking of same through resolution.

-    Execute the established escalation process for problem resolution.

- Provide written activity reports regarding problems, issues and customer contacts by which support activity can be monitored and evaluated by Cendant and Top Producer.

- Maintain a skilled and professional technical staff that has an in-depth knowledge of the Falcon application and its code base.

As part of this SL Agreement, Cendant shall be responsible for:

- Notifying Top Producer of significant increases/decreases of users of the Falcon application when it is known.

- Working with Top Producer, to project traffic levels and patterns based on actual experience.

-    Training the End Users.

-    Data Base Management.

-    Environment management.

-    Procurement and implementation of hardware as needed.

-    Defining hand-off procedures for Data Base and Network issues.

5.1 SOFTWARE SUPPORT HOURS

The Falcon Software Support Staff will serve as the first point of contact for all queries by the internal staff of Cendant Real Estate relating to application problems and issues for the Affiliates and internal staff of Cendant Real Estate. Subject to the obligations set forth in Section 3 of the Agreement and the provisions set forth below (including, but not limited to the severity levels and response times set forth in Section 5.2 hereof), the hours during which the Falcon Software Support Staff shall be available to provide the Services shall be Monday through Friday (excluding Federal holidays), 8:00 a.m. through 5:00 p.m., Pacific time.

Confidential                         Page 6                             8/7/2003

Notwithstanding the foregoing, the Falcon system is expected to be available 24x7 except for mutually agreed upon predetermined outage time for system maintenance and upgrades. While it is assumed that the system will operate in a stable and problem-free manner, any interruption of service that impacts the business of Cendant, its Affiliates, or End Users shall be considered to be of the highest severity level, and the Falcon Software Support Staff shall respond as provided herein. Unplanned system interruption will require immediate attention by the Falcon Software Support Staff in order to minimize adverse impacts to Cendant and its customers. Accordingly, Top Producer shall implement appropriate mechanisms and processes to ensure that Cendant staff who are responsible for monitoring database and system activity can contact appropriate Falcon Software Support Staff for assistance and problem resolution should the need arise. This will be accomplished through cell phone or pager notification (or as otherwise reasonably required by Cendant) during the days and/or hours outside the standard support hours set forth above in this Section 5.1 (excluding Federal Holidays).

5.2 SEVERITY LEVELS AND RESPONSE TIMES

It is anticipated that problems detected with the Falcon system will be identified and communicated from Cendant. Each problem reported to the Falcon Software Support Staff will be given a severity level by appropriate Falcon Software Support Staff. The severity level is determined depending upon the nature of the problem, as described below. In the event that Cendant reasonably disputes any severity level assigned by the applicable Falcon Software Support Staff (and in the event that the dispute cannot be resolved immediately to Cendant's reasonable satisfaction and approval), the severity level shall be adjusted to a level that is acceptable to Cendant.

The following Severity Level matrix has been established for problems reported to the Falcon Software Support Staff. Each problem, depending upon its nature, should be tagged by the support person receiving the call with one of the following severity levels. This information is to be recorded in the problem management system as identified by Top Producer and reasonably approved by Cendant. The level of severity will, in turn, have a maximum response time service level set for it as described in the following matrix. The response times are the times in which the Falcon Software Support Staff shall provide a verbal status report and an estimated time for resolution (ETR), with all steps identified to correct the problem to Cendant Management. Notwithstanding the foregoing, the Falcon Software Support Staff shall use commercially reasonable efforts to resolve any and all problems referred to the Falcon Software Support Staff in accordance with the cure periods set forth below. The Falcon Software Support Staff shall escalate problems to both Cendant and Top Producer management if the Falcon Software Support Staff believes that it will not be able to comply with the cure periods set forth below.

(i) Severity Level 1: With respect to any defects, nonconformities, errors, or problems with the software products that (a) render the software products or a critical software component inoperable, or (b) pose an imminent danger to, or severely impact, (as

Confidential                         Page 7                             8/7/2003
reasonably determined by Cendant) Cendant's (and/or its Affiliates' or sales associates') systems, equipment, data, or business, The Falcon Software Support Staff shall provide a telephone or electronic response (ETR) to Cendant within three (3) hours after the Falcon Software Support Staff's receipt of notice of such defects, nonconformities, errors, or problems. The Falcon Software Support Staff shall use commercially reasonable efforts to, within twenty-four (24) hours (Cure Period) of said notice, correct the defects, nonconformities, errors, and problems (telephonically or electronically) to Cendant's reasonable satisfaction and approval, and in accordance with the specifications, user manuals, documents, and SLA requirements. In addition, during the aforementioned 8-hour period, the Falcon Software Support Staff must provide to Cendant an emergency by-pass, workaround, or patch, if available.

(ii) Severity Level 2: With respect to any defects, nonconformities, errors, or problems with the software products that (in Cendant's reasonable opinion) (a) degrades the performance, or impairs a primary function, of the software products or Cendant's systems, equipment, or business functions, or (b) causes a failure of a non-critical process, the Falcon Software Support Staff shall provide a telephone or electronic response (ETR) to Cendant within eight (8) hours after the Falcon Software Support Staff's receipt of notice of such defects, nonconformities, errors, or problems. The Falcon Software Support Staff shall use commercially reasonable efforts to, within two (2) business days (Cure Period) of said notice, correct the defects, nonconformities, errors, and problems (telephonically or electronically) to Cendant's reasonable satisfaction and approval, and in accordance with the specifications, user manuals, documents, and SLA requirements. In addition, during the aforementioned 24-hour period, the Falcon Software Support Staff must provide to Cendant an emergency by-pass, workaround, or patch, if available.

(iii) Severity Level 3: With respect to any defects, nonconformities, errors, or problems with the software not otherwise covered by subsections (i) and (ii) above, the Falcon Software Support Staff shall provide a telephone or electronic response (ETR) to Cendant within forty-eight (48) hours after the Falcon Software Support Staff's receipt of notice of such defects, nonconformities, errors, or problems. The Falcon Software Support Staff shall provide timely status updates to Cendant while it uses reasonable efforts to correct the defects, nonconformities, errors, and problems. The Falcon Software Support Staff shall use reasonable efforts to correct such defects, nonconformities, errors, and problems (telephonically or electronically) within ten (10) days (Cure Period) after its receipt of notice thereof from Cendant. In the event that the Falcon Software Support Staff is unable to correct the defects, nonconformities, errors, and problems (telephonically or electronically) within the aforementioned time period, it shall (upon Cendant's reasonable request) provide on-site support to correct the errors, which support shall be provided at the Falcon Software Support Staff's then-current rates.

All response times (ETRs) for problems reported outside of the Falcon Software Support Staff's standard support days and/or hours described in Section 5.1 of this SL Agreement shall begin from the start of the next business day after such problems are

Confidential                         Page 8                             8/7/2003
reported unless Cendant contacts the Falcon Software Support Staff via cell phone or pager notification as described in such Section 5.1.

In addition to the foregoing, at any time during the Maintenance Period, Cendant may request (and the Falcon Software Support Staff shall provide) on-site support and assistance at Cendant' facility in order to assist with the correction of any defects, nonconformities, errors, and/or problems at no additional charge to Cendant except for reimbursement of the Falcon Software Support Staff's reasonable out-of-pocket and travel costs.

5.3 RESOLUTION TIME

Unless otherwise agreed to in writing by Cendant, the Falcon Software Support Staff shall use commercially reasonable efforts to comply with the cure periods described above.

5.4 ESCALATION PROCEDURES/PROBLEM MANAGEMENT PROCESS

Top Producer and Cendant will each maintain and communicate a list of staff and management contacts, arranged by department and area of responsibility for problem referral. A list of initial technical contacts is set forth in Appendix B attached hereto. An alert procedure for contacting the appropriate management personnel at Top Producer and Cendant Real Estate, with time scales that are dependent upon severity level, will be maintained by Top Producer management and Cendant Real Estate Falcon management, which procedure and time scales shall be mutually agreed upon in writing by no later than October 1, 2003. Notwithstanding the foregoing, Top Producer shall comply with the Escalation and Notification Procedures for Severity 1 and Severity 2 Problems described in Appendix A attached hereto.

6. CHANGE MANAGEMENT PROCESS

Any changes to the Falcon Software Support Staff (subject to the provisions set forth in Section 3F of the Agreement) and/or to the scope of Services set forth in the Agreement and this SL Agreement must be communicated in writing on a Change Request form (or similar writing) designed for this purpose. This includes (among other things) the authorization of additional support personnel, change to the escalation procedure or personnel directories, and any pricing information. No such changes and/or additional scope shall be authorized absent a formal written amendment signed by the parties' authorized representatives. Normal day-to-day management of resources as required to provide the Services is not included in this change management process. Any and all changes that may have significant impact on the Falcon system and Cendant management are to be promptly communicated to Cendant Falcon management and Top Producer management. A staffing change resulting in a turnover of 10% or more of the Falcon Software Support staff will be considered significant for these purposes.

Confidential                         Page 9                             8/7/2003

                       APPENDIX A SERVICE LEVEL ESCALATION

In the event that a problem is not fixed, or an ETR not provided in the timelines indicated in the table in section 5.3 of this SL Agreement, then such problem may be escalated by either party to the Falcon Software Support Staff's Group Supervisor, and to the appropriate Cendant Falcon Manager for prompt resolution.

In the event that a problem is not fixed, or an ETR not provided in double the time indicated in the table in section 5.3 of this SL Agreement, then such problem may be escalated by either party to the Top Producer Software Support Manager, and to the Cendant Falcon Manager for prompt resolution.

In the event that a problem is not fixed, or an ETR not provided in the quadruple the time indicated in the table in section 5.3 of this SL Agreement, then such problem may be escalated by either party to the Top Producer General Manager of Operations, and to the Cendant Falcon Director.

Escalation beyond the management level indicated above will be at the discretion of the Top Producer General Manager of Operations, and the Cendant Falcon Director.

At all steps in this escalation process, the parties shall use commercially reasonable efforts to have a written log maintained by each individual involved as to when an escalation contact is established, and who that contact is at that time. These logs will be submitted, in writing or electronically, to the Falcon Software Support Staff's Group Supervisor for inclusion in notes maintained on the CRM system in use for all Falcon problem tracking.

When a problem is escalated through the above process, the Cendant Management representative involved (with reasonable assistance from Top Producer) will carry out any required communications with the customer as to the status of this issue. Decisions to communicate Severity 1 and 2 problems broadly to the user base will be made by the Cendant Management Representative involved.

Nothing in this Appendix A is intended to relieve Top Producer or the Falcon Software Support Staff of its obligations to comply with the terms of the Agreement and/or the response and cure periods set forth in this SL Agreement.

Confidential                         Page 10                            8/7/2003

       APPENDIX B - CENDANT & TOP PRODUCER TECHNICAL CONTACT INFORMATION:

-------------------------------------------------------------------------------------------------------------------------------
Rubenstein, Meade          READ        Parsippany, NJ     Director - READ       973-496-7498       Meade.rubenstein@cendant.com
-------------------------------------------------------------------------------------------------------------------------------
Pagano, Tom                IBS         Parsippany, NJ     Director              973-496-5812       Tom.Pagano@cendant.com
-------------------------------------------------------------------------------------------------------------------------------
McCready, Steven           TP          Richmond, BC       Site Operations       604-244-5665       smccready@topproducer.com
                                                          Manager
-------------------------------------------------------------------------------------------------------------------------------
McPherson, Jaimie          TP          Richmond, BC       Director of           604-270-8819       jmcpherson@topproducer.com
                                                          Development           (x 8132)
                                                          Processes
-------------------------------------------------------------------------------------------------------------------------------

Confidential                        Page 11                             8/7/2003

                                   EXHIBIT B

                TOP PRODUCER ONLINE AND FALCON SOFTWARE PRODUCTS

"Top Producer Online" and "Top Producer Online software products" shall mean the World Wide Web-enabled application service provider (or, "ASP") product composed of the following:

-    iTP (Internet Top Producer)

-    iCMA (Internet Comparative Market Analysis) - Manual CMA for Agents

-    iTop Broker

-    iFD (Internet Front Desk)

-    Broker Advanced Report Writer

-    iBO (Internet Back Office)

-    iTPP (Internet Top Producer for the Palm) - for broker and agent

-    iSC (Internet Service Center)

-    iLM (Internet Lead Manager)

-    iAF (Internet Account Foundation)

-    FT (Franchiser Tools)

-    BT (Broker Tools)

-    MA (My Account)

-    iTC (Internet Top Connector)

- CSS (Customer Support System/Agent billing system), excluding third party components or customizations thereto which Homestore does not otherwise have the right to provide to Cendant.

-    LTS (Leads Transmission Specification)

- Broker Leads Toolkit - This allows leads to be integrated from websites to ILM

"Falcon" and "Falcon software products" shall mean Falcon Release 3 as described in the Falcon Master Release Plan, version 1.0, and as further described in the Falcon Scope Specification, version 1.6, both of which are attached hereto as Exhibits C and D, respectively.

                                    EXHIBIT C

                    FALCON MASTER RELEASE PLAN (VERSION 1.0)

CENDANT CORPORATION                                           THE FALCON PROJECT
TOP PRODUCER SYSTEMS

                                                                [LOGO OF FALCON]

                           Falcon Master Release Plan

                                 Version No: 1.0

                        Authors: C. Jackson/J. McPherson

                                 VERSION HISTORY

---------------------------------------------------------------------------------------------
                                             ADD/
                                             MODIFY/
NO.      DATE                 SECTION NO.    DELETE        DESCRIPTION           AUTHOR(S)
---------------------------------------------------------------------------------------------
1.0      Aug, 26, 2002        All            All           Revised to reflect    J. McPherson
                                                           decision to deliver
                                                           Falcon Broker to CB
                                                           and ERA sooner and
                                                           to include the
                                                           Advanced Reporting
                                                           feature, to remove
                                                           RiTP and to remove
                                                           First Flight
                                                           Migration.
---------------------------------------------------------------------------------------------
0.9      Feb, 1, 2002         All            All           Revised to reflect    J. McPherson
                                                           the decision to
                                                           include Agent
                                                           Billing and to
                                                           reflect the
                                                           subsequent
                                                           re-planning.
---------------------------------------------------------------------------------------------
0.8      Oct, 31, 2001        All            All           Revised to reflect    J. McPherson
                                                           project situation,
                                                           reflects a
                                                           significant, as yet
                                                           not agreed to,
                                                           movement of the R3
                                                           plan.
---------------------------------------------------------------------------------------------
0.7      Aug, 12, 2001        All            All           Revised to reflect    J. McPherson
                                                           project work and
                                                           project decisions
---------------------------------------------------------------------------------------------
0.6      Jan, 31, 2001        All            All           Sixth Draft,          J. McPherson
                                                           reflects further
                                                           Golden & Falcon
                                                           planning.
---------------------------------------------------------------------------------------------
0.5      Dec, 13, 2000        All            All           Fifth draft           C. Jackson,
                                                                                 J. McPherson
---------------------------------------------------------------------------------------------
0.4      Dec, 12, 2000        All            All           Fourth draft          C. Jackson,
                                                                                 J. McPherson
---------------------------------------------------------------------------------------------
0.3      Dec, 11, 2000        All            All           Third draft           C. Jackson,
                                                                                 J. McPherson
---------------------------------------------------------------------------------------------
0.2      Dec, 8, 2000         All            All           Second Draft,         C. Jackson,
                                                           reflects meetings on  J. McPherson
                                                           Dec.6 - 8, 2000
---------------------------------------------------------------------------------------------
0.1      Dec 4, 2000          All            All           First Draft           J. McPherson
---------------------------------------------------------------------------------------------

                               VERSION APPROVALS

------------------------------------------------------------------------------------------
NO.           DATE             STATUS                     APPROVER             SIGNATURE
                                                                             (On hardcopy)
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

                               TABLE OF CONTENTS

1        INTRODUCTION...................................................................................       6
1.1      Purpose of this Document.......................................................................       6
1.2      Scope..........................................................................................       6
1.3      Project Vision.................................................................................       7
1.4      Project Approach...............................................................................       7
1.5      Project Deliverables...........................................................................       8
1.5.1    Associate Products.............................................................................       8
1.5.2    Affiliate Functionality........................................................................       8
1.5.3    Integration....................................................................................       9
1.6      Definitions, Acronyms and Abbreviations........................................................      10
1.7      References.....................................................................................      11

2        PROJECT ORGANIZATION...........................................................................      12
2.1      Process Model..................................................................................      12
2.1.1    Multi-staged development.......................................................................      12
2.1.2    Individual Release Projects....................................................................      12
2.1.3    Risk Management................................................................................      12
2.1.4    Change Control.................................................................................      13
2.1.5    Quality Assurance..............................................................................      14
2.1.6    Software Integration Process...................................................................      14
2.2      Project Organization...........................................................................      15
2.2.1    Cendant........................................................................................      15
2.2.2    Top Producer...................................................................................      17
2.2.3    Working Together...............................................................................      18
2.3      Organizational Boundaries and Interfaces.......................................................      19

3        MANAGEMENT CONSIDERATIONS......................................................................      21
3.1      Key Assumptions, Dependencies, and Constraints.................................................      21
3.2      Monitoring and Control.........................................................................      21
3.3      Deployment.....................................................................................      22
3.4      Training.......................................................................................      23
3.5      Technical Support Planning.....................................................................      23
3.6      Recovery Planning..............................................................................      23

4        MASTER TIMETABLE...............................................................................      24

5        APPENDICES.....................................................................................      26
5.1      Release Statement 1............................................................................      26
5.2      Release Statement 2............................................................................      27
5.3      Release Statement 3a, 3c & 3d..................................................................      28
5.4      Release Statement 3b, 3e & 3f..................................................................      29

6        ATTACHMENTS....................................................................................      31
6.1      Falcon Key Actions/Decisions List..............................................................      31
6.2      Falcon Change Request Template.................................................................      31
6.3      Falcon Project Risk Matrix.....................................................................      31
6.4      Falcon Project Team............................................................................      31
6.4.1    Cendant Falcon Project Team....................................................................      31
6.4.2    Top Producer Falcon Project Team...............................................................      31
6.5      Falcon Release 1 Branding & Customization Specification........................................      31
6.6      Falcon Release 1 Joint Project Plan............................................................      31
6.7      Falcon Release 2 Customization Specification...................................................      31
6.8      Falcon Release 2 Joint Project Plan............................................................      31
6.9      Falcon Release 3a Customization Specification..................................................      31
6.10     Falcon Release 3a Joint Project Plan...........................................................      31

6.11     Falcon Release 3b Customization Specification..................................................      32
6.12     Falcon Release 3b Joint Project Plan...........................................................      32
6.13     Falcon Release 3c Customization Specification..................................................      32
6.14     Falcon Release 3c Joint Project Plan...........................................................      32
6.15     Falcon Release 3d Customization Specification..................................................      32
6.16     Falcon Release 3d Joint Project Plan...........................................................      32
6.17     Falcon Release 3e Customization Specification..................................................      32
6.18     Falcon Release 3e Joint Project Plan...........................................................      32
6.19     Falcon Release 3f Customization Specification..................................................      32
6.20     Falcon Release 3f Joint Project Plan...........................................................      32

1        INTRODUCTION

FALCON is a collaborative technology initiative between Top Producer Systems and CENDANT Real Estate that provides the Cendant Real Estate brands - Century 21, Coldwell Banker and ERA - with a branded and customized version of the Top Producer Online system. The Top Producer Online System is a series of web-based sales associate and affiliate technology products that provide automated productivity and marketing tools to real estate professionals. These integrated products from Top Producer further integrated with Cendant information systems and other technology products are the essence of the FALCON offering.

Falcon is a large, diverse undertaking that will be developed over a 2 1/2-year timeframe that will be delivered in a series of "Releases" or delivery stages. Each of these "Releases" will provide a progressively richer feature set to the Cendant Affiliate/Associate community.

1.1               PURPOSE OF THIS DOCUMENT

The primary purpose of this document is to capture the Master Plan for Falcon's development. This Master Plan consists of:

-    A description of how Falcon will be developed (section 2, Project
     Organization)

- A description of how Project Falcon will be jointly managed (section 3, Managerial Processes)

-    A description and definition of the Master Timetable

- A specific definition of the contents of all releases, captured as the Release Statements in the Appendices

This document will also serve as the highest-level defining project plan document for the delivery of Falcon. This document will be approved at senior levels in Cendant, Homestore and Top Producer. Subsequent to approval, this document will be placed under Change Control and used to guide all major aspects of the project.

1.2               SCOPE

The scope of this document is the entire project scope of Falcon.

While this document's scope is all of project Falcon, it does not contain detailed plans for each of Falcon's releases or deliverables. Rather, those detailed plans are defined by this Master Release Plan document and will be created as part of the execution of the plan defined in this document.

1.3               PROJECT VISION

Falcon will provide the Cendant Real Estate membership with an integrated Affiliate/Sales Associate* system that is a turnkey technology solution. Through the use of integrated modules, real time information and streamlined data flow, Cendant Real Estate Affiliates and Sales Associates will enjoy efficiency in numerous real estate business processes with little or no cost. This offering will greatly reduce barriers to utilizing technology by lessening the need for individual technology research and investment. Falcon additionally endeavors to provide income opportunities to affiliates through connections with Cendant Corporation, its Real Estate brands and its other business units. The system will also provide the single platform for all Cendant membership through which Cendant will continue to deliver technology solutions, industry knowledge and connectivity to its Affiliates and Sales Associates.

1.4               PROJECT APPROACH

Falcon will be created through the customization of a series of Top Producer Online web products and the integration of these products with certain Cendant Real Estate information systems. The Top Producer Online products, sometimes referred to as the Generic products, will be:

-    Customized to give each Cendant brand a specific "look and feel"

- Customized to perform certain Affiliate and Associate functions in a Cendant specific manner

-    Branded by including Cendant brand specific content and identification

-    Customized to integrate with the Crest system

The functionality produced by this, customizing and integration of Top Producer Online is scoped by reference 1, the Falcon Scope Specification (Section 1.7). Detailed descriptions of the customization and integration will be specified over the course of project Falcon in a series of Falcon Release Customization Specifications that will be developed for each Release.

Falcon will be developed over the course of four major releases that are described in Section 5, Appendices. Each of these releases will be organized to operate as a stand-alone project with an assigned project team, specification (defined as the pertinent Falcon Release Customization Specification) and project plan (defined as the pertinent Falcon Release Joint Project Plan).

-------------------

* Cendant refers to its member brokers as "Affiliates" and its real estate agents as "Sales Associates".

1.5               PROJECT DELIVERABLES

1.5.1             ASSOCIATE PRODUCTS

Falcon's Associate functionality will be delivered through the delivery of branded and customized variants of the following products:

INTERNET TOP PRODUCER

Internet Top Producer (iTP) is the code name for the Top Producer Internet Sales associate product. iTP will provide a complete suite of Sales associate and assistant functionality similar to that currently available in Top Producer 6i. iTP will be entirely browser based and will utilize Internet/ASP, server based software to perform its functions.

INTERNET TOP PRODUCER FOR THE PALM

Internet Top Producer for the Palm (iTPP) is a Palm platform based product that allows users access to Contact Management, Scheduling, Listing and Closing Management, Referral Management and Lead Management through a synchronized Palm Pilot PDA device.

INTERNET CMA

Internet CMA (iCMA) is an iTP accessory that allows users to prepare Comparative Market Analysis reports within a browser-based environment in conjunction with iTP.

1.5.2             AFFILIATE FUNCTIONALITY

Falcon's Affiliate functionality will be delivered through the delivery of branded and customized variants of the following products:

INTERNET BACK OFFICE

Internet Back Office (iBO) is the code name for the Top Producer Brokerage back office product. IBO will provide much of the functionality currently available in the First Flight product. A key goal of iBO is to supply a complete "back office" brokerage office tool.

INTERNET FRONT DESK

Internet Front Desk (iFD) is the code name for the Top Producer Broker Front Desk Internet product. iFD is designed for use by front desk personnel, management and a limited use by Sales Associates. The purpose of iFD is to support the "Front Desk" operations of the brokerage office by capturing incoming calls, scheduling appointments for Sales associates, tracking office inventory's keys and showing schedules.

INTERNET LEAD MANAGER

Internet Lead Manager (iLM) is the code name for the Top Producer Broker Lead and Referral management product. iLM is designed for use by office personnel and management. The purpose of iLM is to support the Lead Management operations of the brokerage office through allowing leads to be manually or automatically assigned to Sales Associates and through tracking the Associates handling of the Lead. The ILM will also provide Brokerage Referral Management functions.

INTERNET SERVICE CENTER

Internet Service Center (iSC) is the code name for the Top Producer Broker Service Center Internet product. The Service Center(TM) provides Affiliates and Associates with an automated workflow application that facilitates the tracking and incubation of leads and referrals within a Brokerage and in co-ordination with the Associates in that Brokerage.

1.5.3             INTEGRATION

In addition to the products outlined above, a key deliverable for the Falcon project will be an architecture that supports the integration of the Top Producer Online products with certain Cendant real estate systems and with certain third party products. In the interest of accomplishing "one-time data entry" for sales associates and affiliates, data will flow seamlessly through key entry points of the system and populate common fields and records of each component of the Falcon system as appropriate. Data entered by sales associates through sales associate tools or information entered by office staff using a Front Desk product will, as an example, flow through to populate the affiliate database. It will additionally populate Cendant systems that record and monitor transactional information and revenue obligations, track referral situations and transfer property listing information to the Cendant brand consumer websites. Allowing real estate transactions to flow from inception through closing with minor re-entry of data is key to the success of Falcon.

An integration specification will be created to detail the interaction between Top Producer Online customized for Cendant and the Cendant CREST systems. This document, however, will be the result of collaborative efforts between Cendant and Top Producer Falcon teams that will identify, analyze and determine the best methodologies, approaches and standards by which integration is to be accomplished. A similar specification will be developed by Great Plains, Inc. in the same collaborative manner with the Falcon teams to allow Great Plains accounting software to interface with the Falcon system for those affiliates who which to utilize the Great Plains accounting product. Great Plains will work with the Falcon team to plan and develop logical points of integration between the two systems.

Phases of integration among the various products and systems are inherent in the Release Statements based on the products being delivered within each release project and the manner in which they will be delivered to affiliates and sales associates.

1.6               DEFINITIONS, ACRONYMS AND ABBREVIATIONS

--------------------------------------------------------------------------------------------
Affiliate                       Cendant term for a Broker.
--------------------------------------------------------------------------------------------
Associate                       Cendant term for a Sales associate.
--------------------------------------------------------------------------------------------
Business Requirement            Requirement that is based on business conditions or need.
--------------------------------------------------------------------------------------------
Component                       Major functional element in the Falcon system.
--------------------------------------------------------------------------------------------
Falcon Release Customization    Specification that defines the customization to be performed
Specification                   for a particular Falcon release. Defines the entire product scope of a Falcon Release.
--------------------------------------------------------------------------------------------
Falcon Release Joint Project    Plan that identifies and plans all work and establishes a
Plan                            timeline for a particular Falcon release. Defines the entire work scope of a Falcon Release.
--------------------------------------------------------------------------------------------
Feature                         Specific aspect or function of a Component.
--------------------------------------------------------------------------------------------
GCI                             Gross Commission Income
--------------------------------------------------------------------------------------------
Generic                         Product Another term for the Top Producer Online
                                web products before Cendant specific and
                                Customization.
--------------------------------------------------------------------------------------------
Lead                            A contact that has been passed to an Affiliate
                                or Associate and where the passing of the
                                contact does not imply that there will be monies
                                paid to the source of the contact. A lead passed
                                to an Associate by an Affiliate may however,
                                imply that the Associate will receive a lower
                                commission in the event of a sale.
--------------------------------------------------------------------------------------------
LTS                             Lead Transmission Standard, a standard for the
                                transmission of Real Estate Leads over the
                                Internet.
--------------------------------------------------------------------------------------------
MCA                             Mobile Computing Application. Term that refers
                                to Associate Applications executing on Mobile
                                Computing Platforms such as Palm Platforms or
                                Web enabled phones.
--------------------------------------------------------------------------------------------
MLS                             Multiple Listing Service
--------------------------------------------------------------------------------------------
MOB                             Multiple Office Broker
--------------------------------------------------------------------------------------------
NAR                             National Association of Realtors
--------------------------------------------------------------------------------------------
NRT                             National Real Estate Trust.
--------------------------------------------------------------------------------------------
Offline                         Operational Mode of the Associate Component when
                                the Component does not have an Internet
                                connection to the server based components.
--------------------------------------------------------------------------------------------
Online                          Operational Mode of the Associate Component when
                                the Component does have an Internet connection
                                to the server based components.
--------------------------------------------------------------------------------------------
Referral                        A referral is a contact that implies that,
                                should the referral result in a sale, the
                                referral recipient is obliged to pay monies to
                                the source of the referral. The referral fee may
                                be a flat fee or a percentage of the commission.
--------------------------------------------------------------------------------------------
Sales Associate (SA)            Cendant term for a Sales associate.
--------------------------------------------------------------------------------------------

1.7      REFERENCES

--------------------------------------------------------------------------------------------------------
No:                            Title                                            Author
--------------------------------------------------------------------------------------------------------
1         Falcon Scope Specification                             J. McPherson, Top Producer Systems Inc.
           Version 1.6
--------------------------------------------------------------------------------------------------------
2         FINAL TOP PRO 10-27_. doc (Falcon Software License     Homestore/Cendant
          Agreement)
--------------------------------------------------------------------------------------------------------
3         TPOnline Architecture                                  D. Adithan, Top Producer Systems Inc.
           Version 13
--------------------------------------------------------------------------------------------------------

2        PROJECT ORGANIZATION

2.1               PROCESS MODEL

Falcon will be developed using a multi-stage development project model (described below) and will be managed as a program consisting of four major releases (also described below).

2.1.1             MULTI-STAGED DEVELOPMENT

The Falcon project shall be delivered by means of a series of four major releases or stages. The functional content of these releases is initially defined in the Release Statements (see Section 5, Appendices). The Falcon project has been logically segmented into these Release Projects for ease of management and delivery. Each project represents a significant effort and is critical to the overall completion to the Falcon initiative.

All release projects will be governed by this document's process descriptions, the Master Time Line (Section 4) and the Release Statements (Section 5, Appendices). A Customization Specification and a Joint Project Plan developed by Cendant and Top Producer will specifically define each release project.

While each release will be more specifically defined in other documents, this document will remain as the governing program document and will be used in the Program Management of the entire Falcon project. For example: The Master Time Line and Release Statements will be used by Program Management for reporting program progress to senior business management. As a result of this relationship, each release's scope (contained in the Release Customization Specification and plan (contained in the Release Joint Project Plan) will be required to maintain consistency with this document. If a particular project requires a change in its scope or plan, Falcon Program Management must be consulted and this document will be amended under the Change Control processes defined below.

The work of all teams shall be coordinated and monitored by Program Management reporting to senior business management.

2.1.2             INDIVIDUAL RELEASE PROJECTS

Each release project will have its own scope, Customization Specification and Joint Project Plan including release milestones within the overall work plan. Each project team will be primarily responsible for their release but will work in parallel with other release teams and third party application teams as appropriate. Each release project will utilize a waterfall with feedback development approach.

Within each release project, in addition to a project manager, the team will be comprised of component "experts" who will move from release team to release team as subsequent versions of that subject component are developed and deployed.

2.1.3             RISK MANAGEMENT

Risk Management will be performed through identifying each risk, weighing the risk's probability and impact, identifying mitigation strategy(s) and jointly weighing if the risk can be averted. All projects are required to perform risk management and to maintain an active risk matrix. Falcon program management will maintain a summary Falcon Risk Matrix derived from the release Project Risk Matrixes with the addition of risks identified by program management. The summary Falcon Risk Matrix will be utilized in reporting overall Falcon status to senior management.

The Falcon Project Risk Matrix template is included as Attachment 6.3 to this document.

2.1.4             CHANGE CONTROL

To ensure that change during a project is accommodated in an orderly manner, all Falcon projects will use a Change Control Process.

Change Control Processes will be active at two levels;

- At the Program Management level if the change requested is of such magnitude as to affect the overall program and/or any of the following documents: Falcon Software Licensing Agreement, Falcon Scope Specification, Falcon Master Release Plan (this document and its appendices).

- At an individual release project level if the change affects an individual release and/or the Customization Specification, Joint Project Plan or subsequent documents.

At either level, all changes in project work items that impact the project scope, size, complexity or schedule will be documented and administered by this Change Control process. It will be the responsibility of the Program Managers to recognize those changes that affect the overall Falcon program management and resolve those situations through initiation of Change Requests for the affected release projects or revision to the initial Change Request so as not to impact the other projects.

All Change Requests that impact scope, size, complexity and/or schedule will be reviewed by a Change Control Board (CCB), jointly chaired by the Cendant Technical Program Manager and the Top Producer Falcon Program Manager in conjunction with the Cendant Business Program Manager.

The review process of all Change Requests will be as follows:

1.       Identify the requested change.

2.       Analyze the impact of the requested change.

3. Estimate time and cost adjustment caused by the change - time and cost adjustments will be made based on the following criteria:

         - An understanding of the resources and steps needed to address the requested change.

         - An estimation of the effect on dependent tasks in the schedule, on the critical path and on the overall schedule.

         -    An estimation of the budgetary implications of the change.

4. Justification of benefits of the requested change vs. the time and cost.

5. As warranted, preparing an amended version of the milestones and deliverables schedule that reflects the agreed upon change.

Change Request forms will be used. Should the impact of the change warrant alterations to the schedule and or budget, these issues will also be noted on the Change Request form in detail. Upon agreement of a proposed change, a formal change order will be administered and signed by both Cendant and Top Producer.

The Falcon Change Request template is included as Attachment 6.2 to this document.

2.1.5             QUALITY ASSURANCE

Each organization will be responsible for the Quality Assurance and particularly the quality assurance testing of their respective deliverables (internal testing). Quality Assurance plans will be approved by both the Release Project Manager and Program Management and will be available for review and discussion as necessary.

In addition to internal testing, a Quality Assurance plan will be jointly developed that will select affiliate offices that meet a predetermined profile to conduct "end to end" system testing. This testing will include processing data from Falcon through Cendant legacy systems. The testing will include parallel processing with live production data. Customers will be selected based on their size, computing environments and ability to actively participate in an in-depth test over the course of at least one monthly processing cycle.

Mechanisms, comprised of both processes and systems, will be utilized to ensure detailed tracking, reporting and resolution of all incidents discovered during the development lifecycle and QA process. Each development team will use separate incident tracking systems. Each team will submit a report of incidents that have not been resolved within 1 week of discovery if those incidents affect project milestone schedules or release dates. A separate mechanism will be implemented to provide adequate software version control and stability.

Post-implementation incidents and enhancements will be recorded and prioritized using the same tracking mechanisms established for the development lifecycle and QA process.

2.1.6             SOFTWARE INTEGRATION PROCESS

A key objective of the Falcon system is to provide a seamless flow of data throughout the components of Falcon and related systems.

An in depth analysis will be performed for each integration point between TPOnline, Cendant systems and other third party applications and an integration specification document will be developed by the prime Cendant development team based on the decisions of the collaborative analysis performed between subject applications. The document will also analyze and identify any impact to other systems interfacing with the Falcon product.

A technical sponsor from each third party system will be required to develop integration specifications in conjunction with the Falcon project team and perform specified modifications to applications and all unit and integration testing through the subject application.

2.2               PROJECT ORGANIZATION

The overall Falcon project will be accomplished through the collaborative efforts of the Cendant Falcon project team and the Top Producer Falcon project team.

2.2.1             CENDANT

The Cendant Falcon project team will consist of two major divisions - the technical division and the business division - with supporting teams.

The Technical Division will be managed by a Technical Program Manager and will be responsible for management and coordination of all technical aspects of the project as it relates to Cendant's responsibilities including but not limited to:

-    Supervision of overall product development and deployment

-    Coordination and monitoring of site environment establishment

-    Interaction with Top Producer technical and project management staff

-    Management and supervision of all third parties and integration tasks

- Supervision of Quality Assurance tasks including beta testing with customers

-    Management of Recovery Plan development and testing

-    Management of technical system support

-    Review and approval of Change Requests

- Interaction with Cendant Senior Management as appropriate with relation to the Falcon project

The Business Division will be managed by a Business Program Manager and will be responsible for management and coordination of all business aspects of the project as it relates to Cendant's responsibilities including but not limited to:

- Coordination and supervision of all communication regarding Falcon components, features, functionality and benefits

- Interaction with Cendant Real Estate brands and internal staff for information sharing, product positioning and communications to external customers

- Interaction with Cendant Franchise Sales and Administration for information sharing, product positioning and communications to external customers

- Supervision, creation and monitoring of all training and education aspects of the Falcon project.

-    Interaction with Top Producer technical and project management staff

-    Management and coordination of Cendant Broker Advisory Council

-    Review and approval of Change Requests

- Interaction with Cendant Senior Management as appropriate with relation to the Falcon project

The Technical Program Manager and the Business Program Manager will coordinate and collaborate on a daily basis to ensure that all tasks and events of the project are managed according to plan and schedule.

The Technical Division shall be structured as follows:

MANAGER OF AFFILIATE PRODUCT - shall be responsible for supervision of all aspects of the Falcon affiliate product, feature set and functionality. The manager shall coordinate and supervise quality assurance and testing tasks including the selection and monitoring of beta tests with selected

Cendant affiliates. The manager shall collaborate with the other managers of the Falcon project to appoint and supervise test/release teams to support each release of the Falcon project.

MANAGER OF SALES ASSOCIATE PRODUCT - shall be responsible for supervision of all aspects of the Falcon sales associate product, feature set and functionality. The manager shall coordinate and supervise quality assurance and testing tasks including the selection and monitoring of beta tests with selected Cendant sales associates. The manager shall collaborate with the other managers of the Falcon project to appoint and supervise test/release teams to support each release of the Falcon project.

MANAGER OF FALCON INTEGRATION - shall be responsible for supervision of all aspects of Falcon integration with other applications including but not limited to CREST, CGRN, Broker Center and Great Plains and other accounting packages. The manager shall coordinate and supervise quality assurance and testing tasks including the selection and monitoring of beta tests with selected Cendant affiliates and sales associates. The manager shall collaborate with the other managers of the Falcon project to appoint and supervise test/release teams to support each release of the Falcon project.

MANAGER OF QUALITY ASSURANCE - shall be responsible for coordination of all QA teams of the project including those of third party teams. The manager will assure that all testing from various teams and system components is done in a standardized manager and according to predetermined QA plans. They will also be responsible in alerting project management if the QA process has been compromised in any fashion, the quantity and nature of Severity Level 1 and 2 incidents, reviewing and validating reported issues, approving the product(s) and product integration for release. They will also assist in the coordination of beta testing with affiliates and sales associates as required.

ANALYTICAL STAFF - shall be assembled as appropriate to monitor and support each scheduled release. The staff shall participate in application analysis, development of feature specifications, development of project and test plans, development of test data and application testing and coordination of deployment.

Each planned release shall be managed by one of the project managers with select analytical staff assigned to the assembly and coordination of that release. Due to the continual quarterly release approach, several teams will be working in parallel during the lifecycle of the project.

SITE ENGINEER - a Site Engineer from the primary site system location shall be assigned to and responsible to the technical program manager for the creation of the Falcon site environment. The Site Engineer shall collaborate with the project development teams to assembly the system hardware and connectivity environment, perform capacity analysis, manager hardware and connectivity component procurements, supervise site setup and stabilization and develop operational procedures.

The business division shall be structured as follows:

MANAGER OF TRAINING AND EDUCATION - shall be responsible for the development, deployment and execution of all training and education related to the Falcon system and its components. This will include the creation of course curriculums, content and delivery through established training delivery mechanisms. The manager will be responsible for the training applications procured for this purpose.

MANAGER OF COMMUNICATIONS/MARKETING - shall be responsible for the creation of all product and system information to be communicated to the brands, their franchisees and sales associates. The manager will work with the Cendant and brand marketing departments to ensure consistency in delivery of information to end users of the system.

FRANCHISE SALES LIAISON - shall be responsible for conveying information regarding the Falcon offering to Franchise Sales staff and potential franchisees. The liaison shall keep abreast of the status of product releases, release content, product functionality, planned enhancements to assist all Franchise Sales efforts regarding Cendant Real Estate technology strategies and plans. The liaison shall further be instrumental in the establishment of Falcon "showcase" sites for practical demonstration of the Falcon system benefits to potential affiliates.

BRAND IT DIRECTORS (3) - shall be responsible for conveying all information regarding Falcon to their respective Cendant real estate brand. The Director shall keep abreast of the status of product releases, product functionality and deployment plans. They shall further collaborate and assist with the development of brand specific content and communications to ensure consistent information to brand personnel and membership.

Several positions shall have dual reporting responsibility to both the business and technical program managers for the overall coordination of the Falcon project.

FALCON DEPLOYMENT MANAGER - shall report to both the technical and business program managers to provide collaboration for the coordination of registration from Cendant affiliates, processing of affiliate registration through orientation, training and delivery of logons and passwords. The manager shall also be responsible for upkeep of the registration database tracking the progress and support of each affiliate and sales associate utilizing the system.

PROJECT OFFICE MANAGER- shall be responsible for the tracking and reporting of all financial and statistical information for the project. The manager will also be responsible for analyzing the project plan and status against expenditures and projected expenses and assisting with the review of project plans and progress against stated deliverables and milestones. The manager will report financial and statistical status to the program managers on a regular basis.

ADMINISTRATIVE ASSISTANCE - will be required by both Program managers for the day-to-day support of their role and work effort.

2.2.2             TOP PRODUCER

The Falcon team described here identifies only that staff specifically assigned to Falcon and does not include that staff assigned to Top Producer's Top Producer Online Internet Product developments.

FALCON PROGRAM MANAGER - shall be responsible for overall Falcon Program Management at Top Producer. Maintains Falcon Scope Specification, Falcon Master Release Plan and all other program level materials. Works with Cendant Technical and Business Program managers in monitoring program and in reporting to senior management. Responsible for working with Falcon Product Manager and Release Project Managers to establish plans, specifications and designs for all Falcon projects. Shall also be responsible for the review and approval of Change Requests.

FALCON PRODUCT MANAGER - shall be responsible for overall Falcon Product definition at Top Producer. Works with Falcon Program Manager to maintain Falcon Scope Specification, Falcon Master Release Plan and all other program level materials. Works with Cendant Technical and Business Program managers in monitoring program and reporting to senior management. Prime responsibility for supporting Cendant in establishing Release Customization Specifications, for reconciling and customization requests with generic product functionality and for guiding product functionality. Review and approval of Change Requests.

FALCON RELEASE PROJECT MANAGER(S) - role assigned for each of Falcon's four releases, likely will require three active over the course of the Falcon program. Shall be responsible for the planning and day-to-day management of a Falcon release and associated deliverables. Will work with Technical Leads in the management of Top Producer development staff assigned to a release project.

TECHNICAL LEAD(S) - role assigned for each of Falcon's four releases, likely will require two active over the course of the Falcon program. Responsible for the overall design of a release and for the technical leadership of Top Producer development staff assigned to a release project. Will work with Release Project Manager in the management of Top Producer staff assigned to a release project.

QUALITY ASSURANCE LEAD(S) - role assigned for each of Falcon's four releases, likely will require three active over the course of the Falcon program. Responsible for the leadership and management of all Top Producer Quality Assurance activities and staff assigned to a release. Will take a leading role in establishing Project Quality Assurance Plans, Test Plans and Scripts, in tracking project quality and in issuing Project Quality Reports.

STAFF LEVEL - The management roles identified above and the staff reporting them require Top Producer to commit 7 fulltime equivalents at project initiation and approximately 30 fulltime equivalents within 6 months of project initiation.

2.2.3             WORKING TOGETHER

For each Release Project, various members of the above outlined organizations will be assembled for the planning, development, integration and testing of the deliverables of that project release. The release project team shall communicate informally on a daily basis and formally in a weekly teleconference call to ensure constant communication of progress, issues, decisions and areas of risk as they are identified. The release project managers (Cendant and Top Producer) will be responsible for jointly tracking the release project against the Release's Joint Project Plan and the Customization Specification.

The Cendant and Top Producer Program Managers will hold a weekly Program status meeting in which the Release Project Managers will report individual project status.

A Falcon project website will be developed to allow sharing of information among all teams and parties associated with the overall Falcon project. In addition, separate sections on the site will be established for each release project team so that information can be shared within and across each team.

2.3               ORGANIZATIONAL BOUNDARIES AND INTERFACES

The following chart identifies organizations that will interact with the Falcon team in the development and deployment of Falcon and their role in this initiative:

----------------------------------------------------------------------------------------------------
Organization                 Project Role                      Relationship                 Assigned
                                                                                            Person
----------------------------------------------------------------------------------------------------
Cendant & Homestore Senior   Oversee, advise and approve       Project teams report to
Management                   project events                    this level
----------------------------------------------------------------------------------------------------
Cendant Real Estate Brands:  Provide brand specific business   Active communication and
COLDWELL BANKER              practices and approaches.         information exchange
CENTURY 21                   Market and communicate the        facilitated by project
ERA                          system benefits to membership.    management via the brand
                             Identify brand specific           IT Directors
                             technology requirements to the
                             project team.
----------------------------------------------------------------------------------------------------
Cendant Real Estate          Understand Falcon offering and    Active communication and
Franchise Sales              its benefit to franchisees and    information exchange
                             sales associates. Assist in       facilitated by project
                             communicating the value of the    management and the
                             Falcon system to existing and     Franchise Sales liaison
                             potential users of the system.
----------------------------------------------------------------------------------------------------
CREST Project Team           Co-develop integration            Key player to integrated
                             specifications for CREST          development effort
                             integration, business rules,
                             performance benchmarks and
                             administrative functionality.
                             Provide development and QA
                             teams for system integration
----------------------------------------------------------------------------------------------------
Great Plains/DMS             Co-develop integration            Interact with project team
                             specifications for inclusion of   for Great Plains
                             Great Plains application in       integration
                             Falcon system for referral
                             functionality
----------------------------------------------------------------------------------------------------
Garden City                  Provide test and production       Interact with project team
                             site environments for Falcon      for the specification,
                             system                            procurement, establishment
                                                               and maintenance of site
                                                               hardware and connectivity
                                                               and operation of computing
                                                               environment
----------------------------------------------------------------------------------------------------
Cendant Affiliate Community  End user of affiliate product     Provide project team with
                             and integration effort            feedback on product
                                                               functionality. Offer
                                                               enhancement
----------------------------------------------------------------------------------------------------

                                                               recommendations
----------------------------------------------------------------------------------------------------
Cendant Sales Associate      End user of associate product     Provide project team with
Community                    and integration effort            feedback on product
                                                               functionality Offer
                                                               enhancement recommendations
----------------------------------------------------------------------------------------------------
Top Producer Quality         Supplies Quality Assurance and
Assurance Department         Quality Testing services to
                             project
----------------------------------------------------------------------------------------------------
Top Producer Development     Supplies base product from
Teams for Generic Top        which branded and customized
Producer Online product.     Falcon deliverables are built
----------------------------------------------------------------------------------------------------
Top Producer Multimedia      Supplies branded Multimedia
Department                   content
----------------------------------------------------------------------------------------------------

3        MANAGEMENT CONSIDERATIONS

3.1               KEY ASSUMPTIONS, DEPENDENCIES, AND CONSTRAINTS

ASSUMPTIONS

-    Adequate resources will be in place throughout the life of the project.

- Senior management will be available as needed for key approvals and decisions.

-    Cendant brands will not plan or undertake similar or competing initiatives.

- Technology platforms will not alter drastically during the development process.

- Functionality will be delivered as outlined in Falcon Scope Specification and Falcon Release Statements.

-    No significant changes or enhancements are made to the CREST system.

DEPENDENCIES

- Hardware and connectivity needed will be procured and in place according to schedule.

- Each team treats all deliverables as priority items to keep within schedule and plan.

- Consistent and constant communication of status, issues and events pertaining to project plans and schedules.

CONSTRAINTS

-    Aggressive timeline for delivery.

-    All personnel required not yet in place.

3.2               MONITORING AND CONTROL

PROJECT CONTROL

A team consisting of: the Cendant Technical Program manager, the Cendant Business Program manager, the Top Producer Falcon Program Manager and the Top Producer Falcon Product Manager will jointly control Falcon. This team will meet weekly, via teleconferencing and will manage and monitor the project using the processes described within this document. This group's activities will be focused on organizing and directing their respective organizations to achieving the milestones defined in the Master Timetable section of this document. This weekly meeting will also include reporting on the status of active release projects, review against the project plan, review of the Key Actions/Decisions List, review of the Project Risk Matrixes and identification of accomplishments and issues of that period.

This group will maintain the Key Actions/Decisions List containing all program level actions and decisions. The Key Actions/Decisions List template and initial draft is Attachment 6.1 to this document.

SCOPE CONTROL

The product scope of Falcon is defined in the Falcon Scope Specification (reference 1). This document will be used in all product oriented scope decisions; any changes in product scope will require a revision to this document and the re-approval of it.

The project scope of Falcon is defined in this document, the Falcon Master Release Plan. This document will be used in all project oriented scope decisions; any changes to project scope will require a revision to this document and the re-approval of it.

The entire scope of Falcon is ultimately defined in the Falcon Software License Agreement (Reference 2). Any ambiguities will be resolved through reference to that document.

COST CONTROL

Each organization - Top Producer and Cendant - will be responsible for its own cost control. Internal mechanisms established by each organization to monitor and document labor costs, procurements and cost projections are not a part of this plan. Each organization, however, will use prudent judgement and planning to maintain costs as expected and will, as a part of good project management, communicate any significant changes related to cost control that would adversely affect the success and progress of the project.

3.3               DEPLOYMENT

GENERAL

As outlined in the Release Statements (Section 5, Appendices), products will, as a general rule, be released in a designated quarter to one brand, and then deployed to the remaining two Cendant real estate brands in the subsequent quarter.

The initial brand chosen for the first release will need to remain the lead-off brand through all Release Statements to have consistency in product generations, migration, product "builds", training materials and communication vehicles.

ASSOCIATE PRODUCT

The sales associate product will be deployed to the sales associate through the agreement of the Cendant affiliate who has registered to participate in the Falcon program. Access to the sales associate product will be limited to those sales associates whose Affiliates have authorized access through administrative browser pages that are designed for this purpose. Administrative browser pages will be accessed only through proper security protocol. As the sales associate release is scheduled early in the Master Timeline, it will be necessary to have affiliate registration occur at an early stage of the process in order to facilitate deployment in a timely manner. Solely Cendant through a Master Administrative page designed for this purpose will control access to the administrative functions by an affiliate.

AFFILIATE PRODUCT

All affiliates will be required to register for the Falcon system utilizing the registration/deployment workflow. The process described at a high-level is as follows:

-    Affiliate registers for the system through the national brand Intranet site

- Registration will be recorded in a database and an orientation package provided to the affiliate

- The affiliate will register for and participate in training to learn how to administer the deployment of software to associates and on system use

- Prior to activation on the system the affiliate must successfully complete training

- Following training, the affiliate will be activated on the system and able to license associate technology for their company

- Affiliates and their administrative staffs will be required to undergo subsequent training for each affiliate technology component of the system prior to activation.

3.4               TRAINING

Falcon specific training materials and courses will be available to affiliates, associates and Cendant staff through the Cendant Learning Management system. The Cendant Learning Management System has been designed to allow students to register for classes online and to keep a student online transcript that is available to management and the student for review. Training is delivered primarily through web based training curriculum (WBT). Students will be able to participate in instructor-led WBT or self-paced asymmetric training available on a 24X7 basis. Student can repeat classes and results will be recorded in the students' online transcript.

Falcon will support an interface to the Cendant Learning Management System; the release stages of that interface are described in the release statements (Section 5, Appendixes).

3.5               TECHNICAL SUPPORT PLANNING

After deployment, Customer Support will be delivered via Top Producer technicians based in Vancouver, Canada who have close proximity to the development team to facilitate timely response to technical support issues. Support technicians will be trained and certified in the Falcon product components and also trained on the basic functionality of third party systems that interact with affiliate and associate components. Toll-free support lines with a separate and distinct phone numbers for each Cendant brand. The phone system shall support the branching of calls between affiliates and sales associates within each brand for more pertinent support assistance. In addition, a separate line will be established for Cendant staff for quick access to support personnel.

A separate Service Level Agreement document will be developed by Cendant and Top Producer that will outline specific hours of operation for support, staffing, problem escalation provisions based on severity level and issue tracking and documentation. Metrics will be established as part of the agreement to identify and track such items as number of calls, type of calls, duration of calls, time to problem resolution, etc.

3.6               RECOVERY PLANNING

Because of the critical nature of the Falcon application, a Recovery Plan will be developed that addresses the creation of a backup hot site where Falcon operations can continue in the event of a disruption to processing at the system's primary site. The plan will include the identification of the secondary site, duplication of architecture and environment, emergency cutover procedures and communications plan. The plan will also include initial as well as ongoing testing procedures, scheduled transfers of data and system backups and schedules of periodic test exercises.

4        MASTER TIMETABLE

The timetable below outlines the major dates that will be used to track project progress at a high level. It is expected that this table will be amended over the course of the project as progress is made and as other major milestones are identified.

The completion dates given are based on sufficient, dedicated fulltime staff being in place to meet the labor demands of the joint project.

------------------------------------------------------------------------------------------------
                 MILESTONE POINT                         PRIME/BACKUP PARTY           COMPLETION
                                                                                         DATE
------------------------------------------------------------------------------------------------
Falcon Master Release Plan (Initial Draft)              Cendant/Top Producer           12/15/00
------------------------------------------------------------------------------------------------
Falcon Project Initiation                               Cendant/Homestore              1/02/01
------------------------------------------------------------------------------------------------
Falcon Key Actions/Decisions List (Initial Draft)       Cendant/Top Producer           1/15/01
------------------------------------------------------------------------------------------------
Cendant/Homestore Master Operating Agreement Closure    Cendant/Homestore              2/15/01
------------------------------------------------------------------------------------------------
Falcon Master Release Plan (version 0.6)                Cendant/Top Producer           2/15/01
------------------------------------------------------------------------------------------------
Falcon Architecture and Interface Specification         Top Producer/Cendant           5/15/01
(version 1)
------------------------------------------------------------------------------------------------
Falcon Release 1 C21 Joint Project Plan                 Cendant/Top Producer           5/31/01
------------------------------------------------------------------------------------------------
Falcon Release 1 C21 Branding & Customization           Cendant/Top Producer           5/31/01
Specification
------------------------------------------------------------------------------------------------
Falcon Architecture and Interface Specification         Top Producer/Cendant           7/3/01
(version 1.2)
------------------------------------------------------------------------------------------------
Falcon Master Release Plan (version 0.7)                Cendant/Top Producer           8/1/01
------------------------------------------------------------------------------------------------
Falcon Scope Specification (version 1.4)                Top Producer/Cendant           8/1/01
------------------------------------------------------------------------------------------------
Falcon Release 2 Joint Project Plan                     Cendant/Top Producer           8/31/01
------------------------------------------------------------------------------------------------
Establishment of Falcon C21 production site             Cendant                        8/31/01
environment for Sales Associate component/
administration
------------------------------------------------------------------------------------------------
Falcon Architecture and Interface Specification         Top/Producer/Cendant           9/6/01
(version 1.3)
------------------------------------------------------------------------------------------------
Falcon Release 1 C21 Limited Release                    Top Producer/Cendant           10/10/01
------------------------------------------------------------------------------------------------
Falcon Release 2 Customization Specification (Final)    Cendant/Top Producer           10/22/01
------------------------------------------------------------------------------------------------
Falcon Security Specification (First draft)             Cendant/Top Producer           10/31/01
------------------------------------------------------------------------------------------------
Falcon Master Release Plan (version 0.8)                Cendant/Top Producer           10/31/01
------------------------------------------------------------------------------------------------
Great Plains Integration Specification (Final)          Cendant/Top Producer           11/30/01
------------------------------------------------------------------------------------------------
Falcon Release 2 Limited Release to C21                 Top Producer/Cendant           1/7/02
------------------------------------------------------------------------------------------------
Falcon Scope Specification (version 1.5)                Top Producer/Cendant           2/1/02
------------------------------------------------------------------------------------------------
Falcon Master Release Plan (version 0.9)                Cendant/Top Producer           2/1/02
------------------------------------------------------------------------------------------------
CREST Integration Specification (final)                 Cendant/Top Producer           2/8/02
------------------------------------------------------------------------------------------------
Falcon Release 2 Limited Release to CB                  Top Producer/Cendant           2/12/02
------------------------------------------------------------------------------------------------
Falcon Release 3b C21 Broker Customization              Cendant/Top Producer           2/28/02
Specification (Level 3 customizations base lined)
------------------------------------------------------------------------------------------------
Falcon Release 2 Limited Release to ERA                 Top Producer/Cendant           3/12/02
------------------------------------------------------------------------------------------------
Falcon Release 3b C21 Joint Project Plan                Cendant/Top Producer           3/15/02
------------------------------------------------------------------------------------------------
Customer Support Agreement approved                     Cendant/Top Producer           3/31/02
------------------------------------------------------------------------------------------------
Establishment of Falcon C21 SIT site environment for    Cendant                        5/31/02
Affiliate components
------------------------------------------------------------------------------------------------
Falcon Release 3a C21 Agent Customization               Cendant/Top Producer           7/15/02
------------------------------------------------------------------------------------------------

Specification (Level 1 & 2 customizations final)
------------------------------------------------------------------------------------------------
Falcon Release 3a C21 Joint Project Plan (final)        Cendant/Top Producer           7/15/02
------------------------------------------------------------------------------------------------
Falcon Release 3c CB Joint Project Plan (final)         Cendant/Top Producer           7/15/02
------------------------------------------------------------------------------------------------
Falcon Release 3d ERA Joint Project Plan (final)        Cendant/Top Producer           7/15/02
------------------------------------------------------------------------------------------------
Falcon Release 3b C21 Joint Project Plan (final)        Cendant/Top Producer           8/6/02
------------------------------------------------------------------------------------------------
Falcon Release 3b C21 Broker Customization              Cendant/Top Producer           8/19/02
Specification (Level 3 final)
------------------------------------------------------------------------------------------------
Falcon Account and Security Specification (final)       Cendant/Top Producer           8/19/02
------------------------------------------------------------------------------------------------
Falcon Agent Billing Specification (final)              Cendant/Top Producer           8/19/02
------------------------------------------------------------------------------------------------
Falcon Release 3 Level 3 Customization Specification    Cendant/Top Producer           8/19/02
for Account Creation, Agent Administration and Agent
Billing (final)
------------------------------------------------------------------------------------------------
Falcon Scope Specification (version 1.6)                Top Producer/Cendant           8/26/02
------------------------------------------------------------------------------------------------
Falcon Master Release Plan (version 1.0)                Cendant/Top Producer           8/26/02
------------------------------------------------------------------------------------------------
Falcon Release 3b C21 Broker Customization              Cendant/Top Producer           8/31/02
Specification (Level 1 & 2 customizations final)
------------------------------------------------------------------------------------------------
Falcon Release 3a C21 Release to Associates             Top Producer/Cendant           10/15/02
------------------------------------------------------------------------------------------------
Falcon Release 3e CB Customization Specification        Cendant/Top Producer           10/15/02
(Brand specific Level 3 customizations final)
------------------------------------------------------------------------------------------------
Falcon Release 3c CB Release to Associates              Top Producer/Cendant           11/15/02
------------------------------------------------------------------------------------------------
Falcon Release 3f ERA Customization Specification       Cendant/Top Producer           12/15/02
(Brand specific Level 3 customizations final)
------------------------------------------------------------------------------------------------
Falcon Release 3e CB Joint Project Plan                 Cendant/Top Producer           12/15/02
------------------------------------------------------------------------------------------------
Falcon Release 3d ERA Release to Associates             Top Producer/Cendant           12/15/02
------------------------------------------------------------------------------------------------
Recovery plan completed                                 Cendant                        12/31/02
------------------------------------------------------------------------------------------------
Recovery site established                               Cendant                        12/31/02
------------------------------------------------------------------------------------------------
Falcon Release 3f ERA Joint Project Plan                Cendant/Top Producer           2/15/03
------------------------------------------------------------------------------------------------
Falcon Release 3b C21 Limited Release to Affiliates     Top Producer/Cendant           2/15/03
and Associates
------------------------------------------------------------------------------------------------
Falcon Release 3e CB Limited Release to Affiliates      Top Producer/Cendant           4/15/03
and Associates
------------------------------------------------------------------------------------------------
Falcon Release 3f ERA Limited Release to Affiliates     Top Producer/Cendant           6/15/03
and Associates
------------------------------------------------------------------------------------------------

5        APPENDICES
5.1                RELEASE STATEMENT 1

C21 LIMITED RELEASE: DELIVERED ON OCTOBER 7, 2001.

ASSOCIATE PRODUCT

-    Browser accessible Associate product supporting:

     -   Contact Management

     -   Scheduling

     -   Listing Management

     -   Closing Management

     -   Lead Management

     -   Outgoing email support

     -   Reports

- No data conversion from any existing associate product will be available with this release.

5.2               RELEASE STATEMENT 2

C21 LIMITED RELEASE: DELIVERED ON JANUARY 7, 2002.

CB AND ERA LIMITED RELEASE WILL DELIVERED IN FEBRUARY AND MARCH 2002.

ASSOCIATE PRODUCTS

- Browser accessible Associate product supporting Release 1 features, with the addition of:

     - Incoming and Outgoing email support, including POP3 retreival o Agent Referral Management

     - Improved Communications Library that supports future Content publishing from the Affiliate.

     - Migration of Associate data from Top Producer System 6 and 6i including Cendant customized brand versions.

5.3               RELEASE STATEMENT 3A, 3C & 3D

Releases 3a, 3c & 3d are functionally equivelent and have nearly identical Customization specifications. For that reason, the releases share a release statement.

RELEASE 3A: OCTOBER 15, 2002 RELEASE TO THE C21 BRAND

RELEASE 3C: NOVEMBER 15, 2002 RELEASE TO THE CB BRAND

RELEASE 3D: DECEMBER 15, 2002 RELEASE TO THE ERA BRAND

FRANCHISE PRODUCT

-    Browser accessible Franchiser product that includes:

     -   Franchiser Content Publishing

     - Franchiser Account Management features, including the "Falcon Account Utility"

AFFILIATE PRODUCTS

-    Browser accessible Broker product that includes:

     -   Broker Content Publishing

     -   Broker Account Management & Agent Billing features

ASSOCIATE PRODUCTS

- Browser accessible Associate product supporting Release 2 features, with the addition of:

     - Comparative Market Analysis (CMA) product, including access to IP based MLSs.

     -   Word Processing

     -   Data synchronization with Palm Computing Platform Associate Application

     -   Associate Data Export

     -   Scheduler

     - Agent Billing through a customized integration with the Top Producer Customer Support System (CSS). (This feature will activate as part of the release of the 3b project)

     - Interaction with the Affiliate products. This interaction will be activated when the Affiliate products are released, this interaction will support:

         -    Lead Management

         -    Referral Management

         -    Listings Management

         -    Closings Management

-    Palm Computing Platform Associate Application including:

     -   Contact Management

     -   Listing Management

     -   Closing Management

     -   Lead Management

     -   Referral Management

     -   Data migration from Top Producer for the Palm.

     -   Data synchronization with the Browser accessible Associate product

5.4      RELEASE STATEMENT 3B, 3E & 3F

Releases 3b, 3e & 3f are functionally equivelent and have nearly identical Customization specifications. For that reason, the releases share a release statement.

RELEASE 3B: FEBRUARY 15, 2003 RELEASE TO THE C21 BRAND

RELEASE 3C: APRIL 15, 2002 RELEASE TO THE CB BRAND

RELEASE 3D: JUNE 15, 2002 RELEASE TO THE ERA BRAND

FRANCHISER PRODUCT

-    Browser accessible Franchiser Tools product that includes:

     -   Franchiser Content Publishing

     - Franchiser Account Management features updated to support Crest integration

AFFILIATE PRODUCTS

-    Browser accessible Broker Tools product that includes:

     -   Broker Content Publishing

     - Broker Account Management & Agent Billing features updated to support Crest Integration

-    Browser accessible Front Desk product supporting:

     -   In/Out Board

     -   Front Desk Scheduling

     -   Ad calls and Sign calls

     -   Front Desk Listing Management including Web preview & Web preferences

     -   Advertising Cost Management

     -   Scheduling

     -   E-mail

     -   Reports

-    Browser accessible Back Office product supporting:

     -   Sales Management

     -   Transaction and Sales Associate Accounting

     -   Scheduling

     -   Reports

     -   Searching

     -   E-mail

     -   Contact Management

     -   Communications Library

-    Browser accessible Lead Manager product supporting:

     -   Referral Management

     -   Lead Management

-    Browser accessible Service Center product supporting:

     -   Lead and Contact Action plans

-    These Affiliate products will include:

     -   Universal Password.

     -   Special Markets

     -   Preferred Clients

     - Integration with each other through sharing the same brokerage database.

     -    An integration with Cendant's CREST system that includes

         -    Associate team functionality necessary to support Crest Awards.

         -    Listing and Closing exchanges

         -    Crest Assignments processing.

         -    Key Management Numbers as a click through to Crest.

         -    Interaction with the Associate product

     -   Broker Oriented Agent Billing features

     -   Top Producer Online Advanced Reporting system.

     -   Integration with Great Plains accounting system

     -   Integration with Quickbooks accounting system

     -   Affiliate Data Export.

ASSOCIATE PRODUCTS

- It is expected that there will be a maintenance release of the earlier (Release 3a) Associate products at the same time as Release 3b.

6        ATTACHMENTS

6.1               FALCON KEY ACTIONS/DECISIONS LIST

                  See attached initial version.

6.2               FALCON CHANGE REQUEST TEMPLATE

                  See attached template.

6.3               FALCON PROJECT RISK MATRIX

                  See attached initial version.

6.4               FALCON PROJECT TEAM

6.4.1             CENDANT FALCON PROJECT TEAM

                  See attached organization chart.

6.4.2             TOP PRODUCER FALCON PROJECT TEAM

                  See attached organization chart.

6.5               FALCON RELEASE 1 BRANDING & CUSTOMIZATION SPECIFICATION

                  Cendant prime.
                  MS Word document.

6.6               FALCON RELEASE 1 JOINT PROJECT PLAN

                  Cendant prime.
                  MS Project document to be provided at a later date.

6.7               FALCON RELEASE 2 CUSTOMIZATION SPECIFICATION

                  Cendant prime.
                  MS Word document.

6.8               FALCON RELEASE 2 JOINT PROJECT PLAN

                  Cendant prime.
                  MS Project document to be provided at a later date.

6.9               FALCON RELEASE 3a CUSTOMIZATION SPECIFICATION

                  Cendant prime.
                  MS Word document to be provided at a later date.

6.10              FALCON RELEASE 3a JOINT PROJECT PLAN

                  Cendant prime.
                  MS Project document to be provided at a later date.

6.11              FALCON RELEASE 3b CUSTOMIZATION SPECIFICATION

                  Cendant prime.
                  MS Word document to be provided at a later date.

6.12              FALCON RELEASE 3b JOINT PROJECT PLAN

                  Cendant prime.
                  MS Project document to be provided at a later date.

6.13              FALCON RELEASE 3c CUSTOMIZATION SPECIFICATION

                  Cendant prime.
                  MS Word document to be provided at a later date.

6.14              FALCON RELEASE 3c JOINT PROJECT PLAN

                  Cendant prime.
                  MS Project document to be provided at a later date.

6.15              FALCON RELEASE 3d CUSTOMIZATION SPECIFICATION

                  Cendant prime.
                  MS Word document to be provided at a later date.

6.16              FALCON RELEASE 3d JOINT PROJECT PLAN

                  Cendant prime.
                  MS Project document to be provided at a later date.

6.17              FALCON RELEASE 3e CUSTOMIZATION SPECIFICATION

                  Cendant prime.
                  MS Word document to be provided at a later date.

6.18              FALCON RELEASE 3e JOINT PROJECT PLAN

                  Cendant prime.
                  MS Project document to be provided at a later date.

6.19              FALCON RELEASE 3f CUSTOMIZATION SPECIFICATION

                  Cendant prime.
                  MS Word document to be provided at a later date.

6.20              FALCON RELEASE 3f JOINT PROJECT PLAN

                  Cendant prime.
                  MS Project document to be provided at a later date.

                                    EXHIBIT D

                    FALCON SCOPE SPECIFICATION (VERSION 1.6)

                                                            TOP PRODUCER SYSTEMS

                               [TOP PRODUCER LOGO]

                           Falcon Scope Specification
                                   Version 1.6

                              Author: J. McPherson

                                                            TOP PRODUCER SYSTEMS

                               [TOP PRODUCER LOGO]

                                 VERSION HISTORY

-------------------------------------------------------------------------------------------------------
                                              ADD/
                                             MODIFY/
NO.           DATE          SECTION NO       DELETE                 DESCRIPTION              AUTHOR(S)
-------------------------------------------------------------------------------------------------------
1.6       Aug, 26, 2002     All              All              Revised to reflect the       J. McPherson
                                                              agreement to deliver
                                                              Falcon Broker
                                                              Functionality to CB and
                                                              ERA sooner, to include
                                                              Advanced Reporting and to
                                                              remove RiTP and to remove
                                                              First Flight Migration.
-------------------------------------------------------------------------------------------------------
1.5       Feb, 1, 2002      All              All              Revised to reflect           J. McPherson
                                                              decision to include Agent
                                                              Billing and to remove
                                                              certain other features.
-------------------------------------------------------------------------------------------------------
1.4       Aug, 12, 2001     All              All              Revised to reflect           J. McPherson
                                                              project work and project
                                                              decisions.
-------------------------------------------------------------------------------------------------------
1.3       Feb, 16, 2001     2.2.2,           modify           Incorporation of changes     J. McPherson
                            2.5.6.2                           reflecting agreements
                                                              between Homestore &
                                                              Cendant on Feb, 15 & 16.
-------------------------------------------------------------------------------------------------------
1.2       Jan, 31, 2001     all              all              Incorporation of changes     J. McPherson
                                                              reflecting TOP
                                                              PRODUCER/Cendant meetings
                                                              in Dec 2000 and Jan 2001
                                                              and reflecting Golden
                                                              decisions.
-------------------------------------------------------------------------------------------------------
1.1       Oct, 23, 2000     all              all              Incorporation of changes     J. McPherson
                                                              reflecting meetings with
                                                              Homestore & Cendant on
                                                              Oct 22.
-------------------------------------------------------------------------------------------------------
1.0       Oct, 16, 2000     all              all              Incorporation of changes     J. McPherson
                                                              related to Falcon
                                                              Contract decisions.
                                                              Conversion to Product
                                                              Scope Specification
                                                              relative to Falcon
                                                              Contract.
-------------------------------------------------------------------------------------------------------

                                                            TOP PRODUCER SYSTEMS

                               [TOP PRODUCER LOGO]

                                VERSION APPROVALS

----------------------------------------------------------------------
                                                         SIGNATURE
NO.           DATE       STATUS        APPROVER        (on hardcopy)
----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

                                TABLE OF CONTENTS

1    INTRODUCTION TO FALCON...................................................................     6
1.1    PURPOSE OF THIS DOCUMENT...............................................................     6
1.2    DEFINITIONS, ACRONYMS AND ABBREVIATIONS................................................     7
1.3    REFERENCES.............................................................................     8
2    THE FALCON PRODUCT.......................................................................     9
2.1    VISION STATEMENT.......................................................................     9
2.2    OVERALL FALCON REQUIREMENTS............................................................    10
2.2.1    Web Based Product and Architecture...................................................    10
2.2.2    Integration with other systems.......................................................    10
2.2.3    User Interface.......................................................................    10
2.2.4    Universal Password...................................................................    10
2.2.5    Single and Multi-office Affiliate Operation..........................................    10
2.2.6    Agent Billing........................................................................    11
2.2.7    Internationalization.................................................................    11
2.2.8    Brand Specific Functionality.........................................................    11
2.2.9    Brand Specific Content...............................................................    11
2.2.10   NRT Specific Overall Requirements....................................................    12
2.3    INTERFACE REQUIREMENTS.................................................................    13
2.3.1    CREST................................................................................    13
2.3.1.1  Crest Awards.........................................................................    13
2.3.2    Interfaces to Lead Sources...........................................................    13
2.3.3    Accounting Systems...................................................................    14
2.3.4    Training Interface...................................................................    14
2.3.5    Interfaces to Business Partners......................................................    14
2.3.6    Top Producer Customer Support System.................................................    14
2.3.7    Brand Specific Interface Requirements................................................    14
2.3.8    NRT Specific Interface Requirements..................................................    14
2.4    AFFILIATE AND ASSOCIATE SHARED COMPONENT REQUIREMENTS..................................    15
2.4.1    e-mail...............................................................................    15
2.4.2    Contact Management...................................................................    15
2.4.3    Training.............................................................................    16
2.4.4    Media Library........................................................................    16
2.4.5    Demographic Information Links........................................................    16
2.4.6    Brand Specific Affiliate and Associate Requirements..................................    16
2.4.7    NRT Specific Affiliate and Associate Requirements....................................    16
2.5    AFFILIATE COMPONENT REQUIREMENTS.......................................................    17
2.5.1    Affiliate (Brokerage) Roles and Feature Security.....................................    17
2.5.2    Front Desk...........................................................................    17
2.5.3    Office Management....................................................................    19
2.5.3.1  Sales Management.....................................................................    19
2.5.3.2  Transaction and Administration.......................................................    19
2.5.3.3  Associate/Employee Information.......................................................    20
2.5.4    Affiliate Referral Management........................................................    20
2.5.5    Affiliate Lead Management............................................................    20
2.5.6    Transaction and Associate Accounting.................................................    21
2.5.7    Accounting Interfaces................................................................    22
2.5.8    Advertising Management...............................................................    22
2.5.9    Today's Business and Schedule........................................................    22
2.5.10   Online and printed management reports................................................    22
2.5.11   Advanced Report Writer...............................................................    23
2.5.12   SERVICE CENTER(TM)...................................................................    23
2.5.13   Brand Specific Affiliate Requirements................................................    24

2.5.14   NRT Specific Affiliate Requirements..................................................    24
2.6    ASSOCIATE COMPONENT REQUIREMENTS.......................................................    25
2.6.1    General..............................................................................    25
2.6.2    Listing and Closing Management.......................................................    25
2.6.3    Closing System Management............................................................    26
2.6.4    Associate Referral Management........................................................    26
2.6.5    Associate Lead Management............................................................    26
2.6.6    Today's Business and Schedule........................................................    27
2.6.7    Comparative Market Analysis (CMA) Presentations......................................    27
2.6.8    Mobile Computing Applications (MCAs).................................................    28
2.6.9    Brand Specific Associate Requirements................................................    28
2.6.10   NRT Specific Associate Requirements..................................................    29
2.7    DATA EXCHANGE AND STANDARDS ADHERENCE..................................................    30
2.8    DATA MIGRATION FROM TOP PRODUCER PRODUCTS..............................................    31
2.9    DATA IMPORT AND EXPORT.................................................................    32
2.9.1    Affiliate Data Export................................................................    32
2.9.2    Associate Data Import................................................................    32
2.9.3    Associate Data Export................................................................    32
2.10    PERFORMANCE AND THROUGHPUT REQUIREMENTS...............................................    33
2.10.1   Host Transaction Levels..............................................................    33
2.10.2   Response Time........................................................................    36
2.11    SECURITY, ADMINISTRATION AND SYSTEM MANAGEMENT........................................    37
2.11.1   Security.............................................................................    37
2.11.2   Administration.......................................................................    37
2.11.3   System Management....................................................................    37
2.12    ARCHITECTURE REQUIREMENTS.............................................................    39
2.12.1   Technology Base......................................................................    39
2.12.2   DataBase Server......................................................................    39
2.12.3   3-tier Architecture..................................................................    39
2.12.4   Affiliate and Associate Client Machines..............................................    39
2.12.5   Mobile Computing Application (MCA) Platforms.........................................    39
2.13    SCOPE, BRAND SPECIFIC FUNCTIONS AND OPTIONS...........................................    40
2.13.1   Scope................................................................................    40
2.13.2   Brand Specific Functions.............................................................    40
2.13.3   Options..............................................................................    40

3    APPENDICES...............................................................................    42
3.1    CONTACT RECORD FIELDS..................................................................    42
3.2    RESIDENTIAL LISTING RECORD FIELDS......................................................    43
3.3    RESIDENTIAL TRANSACTION RECORD FIELDS..................................................    45
3.4    ASSOCIATE/EMPLOYEE RECORD FIELDS.......................................................    46
3.5    LEAD RECORD FIELDS.....................................................................    47
3.6    TRANSACTION AND ASSOCIATE ACCOUNTING RECORD FIELDS.....................................    48

1        INTRODUCTION TO FALCON

Falcon is the name of a system product for Cendant Real Estate and its brands, Century21, Coldwell Banker and ERA, that is being developed for Cendant Corporation by TOP PRODUCER Systems Inc.

Falcon will be an integrated Affiliate and Sales Associate system that provides Cendant Real Estate Affiliates and Sales Associates with a Web based turnkey technology solution that lessens the need for certain individual software purchases. It further provides Cendant with the added value of a technology deliverable within the franchise environment that establishes franchise members and their associates on a single technology platform for communication and deployment.

1.1      PURPOSE OF THIS DOCUMENT

The first purpose of this document is to specify all of the key high level aspects of the Falcon Product's Scope.

The second, and equally important, purpose of this document is to serve as the highest defining project document within project Falcon. This document contains Falcon's Scope and contains every major Falcon Requirement. As a result, this document is the reference upon which succeeding, more detailed Specification and Design documents will be based.

This document will be maintained over the course of project Falcon and that the Change Control of this document will be integral to the Program Management Processes of Falcon.

1.2      DEFINITIONS, ACRONYMS AND ABBREVIATIONS

         The following terms shall have the following meaning within this
Document:

-----------------------------------------------------------------------------------------
Affiliate                       Cendant term for a Broker.
-----------------------------------------------------------------------------------------
Associate                       Cendant term for an Agent.
-----------------------------------------------------------------------------------------
Business Requirement            Requirements that are based on business conditions or
                                needs.
-----------------------------------------------------------------------------------------
CSS                             Customer Support System. Top Producer's CRM system with
                                extensions to support Falcon.
-----------------------------------------------------------------------------------------
Component                       Major functional element in the Falcon system.
-----------------------------------------------------------------------------------------
Feature                         Specific aspect or function of a Component.
-----------------------------------------------------------------------------------------
GCI                             Gross Commission Income
-----------------------------------------------------------------------------------------
Lead                            A contact that has been passed to an Affiliate
                                or Associate and where the passing of the
                                contact does not imply that there will be monies
                                paid to the source of the contact. A lead passed
                                to an Associate by an Affiliate may however,
                                imply that the Associate will receive a lower
                                commission in the event of a sale.
-----------------------------------------------------------------------------------------
Referral                        A referral is a contact that implies that,
                                should the referral result in a sale, the
                                referral recipient is obliged to pay monies to
                                the source of the referral. The referral fee may
                                be a flat fee or a percentage of the commission.
-----------------------------------------------------------------------------------------
LTS                             Lead Transmission Standard, a standard for the
                                transmission of Real Estate Leads over the
                                Internet.
-----------------------------------------------------------------------------------------
MCA                             Mobile Computing Application. Term that refers to
                                Associate Applications executing on Mobile Computing
                                Platforms such as Palm Platforms.
-----------------------------------------------------------------------------------------
MLS                             Multiple Listing Service
-----------------------------------------------------------------------------------------
MOB                             Multiple Office Broker
-----------------------------------------------------------------------------------------
NAR                             National Association of Realtors
-----------------------------------------------------------------------------------------
NRT                             National Real Estate Trust.
-----------------------------------------------------------------------------------------
Offline                         Operational Mode of the Associate Component when
                                the Component does not have an Internet
                                connection to the server based components.
-----------------------------------------------------------------------------------------
Online                          Operational Mode of the Associate Component when
                                the Component does have an Internet connection
                                to the server based components.
-----------------------------------------------------------------------------------------
Sales Associate (SA)            Cendant term for an Agent.
-----------------------------------------------------------------------------------------

1.3      REFERENCES

------------------------------------------------------------------------------------------------------------------
1        CENDANT Corporation Project "Falcon"                             Cendant Corporation March, 1999
         Version 1.1
         Request for Proposal Document
------------------------------------------------------------------------------------------------------------------
2        Reply to Cendant Corporations                                    TOP PRODUCER Systems Inc.
         Request for Proposal for Project Falcon                          April, 2, 1999
------------------------------------------------------------------------------------------------------------------
3        Consulting Services Agreement between Cendant Corporation        Cendant/ TOP PRODUCER
         and TOP PRODUCER Systems Inc.                                    Feb, 10, 2000
------------------------------------------------------------------------------------------------------------------
4        TOP PRODUCER Lead Transmission Standard                          TOP PRODUCER Systems Inc.
         (LTS v2.0)                                                       March, 1, 2000
------------------------------------------------------------------------------------------------------------------
5        FINAL TOP PRO 10_27_.doc (Falcon Software License Agreement)     Homestore/Cendant
------------------------------------------------------------------------------------------------------------------
6        Falcon Agent Billing                                             Cendant
         Version 1.3
------------------------------------------------------------------------------------------------------------------
7        Falcon Account Creation                                          Cendant
         Version 2.4
------------------------------------------------------------------------------------------------------------------

2        THE FALCON PRODUCT

2.1      VISION STATEMENT

Falcon will provide Cendant Real Estate members with an integrated Affiliate/Sales Associate* system that is a turnkey technology solution lessening the need for certain technology purchases. This offering endeavors to further provide income opportunities through connections with Cendant Corporation, its Real Estate brands and its other business units. Through the use of integrated modules, real time information and streamlined data flow, Cendant Real Estate Affiliates and Sales Associates will enjoy efficiency in many real estate business processes. The system will also provide the platform by which Cendant could continue to deliver technology solutions, industry knowledge and connectivity that could be useful to its Affiliates and Sales Associates.

------------------
* Cendant refers to its member brokers as "Affiliates" and its real estate agents as "Sales Associates".

2.2      OVERALL FALCON REQUIREMENTS

This section specifies all requirements that affect all Falcon components and products.

2.2.1    WEB BASED PRODUCT AND ARCHITECTURE

All of the components required for Falcon shall be incorporated into a web-based integrated product that shall include security, monitoring mechanisms and controls.

2.2.2     INTEGRATION WITH OTHER SYSTEMS

Falcon will be fed with data by Cendant, the three brands, Affiliates, Associates and partners (both Internal and External) and will have interfaces to certain other systems (ref section 2.3). Falcon will have the ability to exchange information with these other systems without requiring redundant entry. For example, a Sales Associate will be able to enter a listing record, have it confirmed by the Office Manager, accepted by Cendant, and posted to the Sales Associate's brand's consumer website without redundant data entry.

Integration with other Cendant Applications is a key goal of Falcon.

2.2.3    USER INTERFACE

All functionality, unless otherwise specified, shall be accessible through a Web browser.

At least a portion of the functionality provided by certain other systems, such as Crest will be accessible through Falcon (section 2.3).

Falcon shall integrate these other systems wherever possible and logical and in doing so will front-end the other system's functionality, providing to the user a "single application look and feel".

Falcon shall also, where required, support a Click Thru style pass through to the User Interface of the other systems.

2.2.4    UNIVERSAL PASSWORD

Falcon shall make provisions for a universal password scheme allowing Associates and Affiliates to, as a result of logging onto Falcon, gain logon privileges on the other systems that are integrated with Falcon. This facility is needed to allow easy navigation from within Falcon.

This facility should not be obvious to the typical user.

It is envisioned that Falcon's Universal Password system will utilize the CREST database for the verification of valid Affiliate and Sales Associate information as well as to check the current status of these system users.

2.2.5    SINGLE AND MULTI-OFFICE AFFILIATE OPERATION

Falcon shall handle both single and multiple office scenarios (based upon the preference of the Affiliate) where data entry and reporting may be done in a distributed or centralized manner.

Falcon will be configurable to support:

-        Single office only.

-        Multi-office, centralized entry, centralized accounting.

-        Multi-office, branch entry, centralized accounting.

-        Multi-office, branch entry, branch accounting.

-        Reports may be done on any office or from head office.

- Branches may do reports on their own performance, and other offices as permitted by the head office.

2.2.6    AGENT BILLING

Associate product will be made available to Cendant Sales Associates for a monthly license fee. This price will be charged to the Sales Associates directly or to a Cendant Broker paying for the license on the Sales Associate's behalf. The mechanism to charge the Sales Associates and Brokers will be put in place through integration between Falcon and the Top Producer Customer Support System.

2.2.7    INTERNATIONALIZATION

Falcon shall make allowance for a later release to international Affiliates, where multiple language versions will need to be supported.

Falcon shall make the following provisions for internationalization:

- Utilization of the underlying Microsoft Unicode International methodology foundation to enable both internationalization and localization.

- Following the guidelines and checklists recommended by Microsoft for adherence to the Unicode standard.

- Establishing one code base and one data storage format for all editions of the product.

2.2.8    BRAND SPECIFIC FUNCTIONALITY

With the specific exception of those items listed in Section 2.14, the functionality of Falcon shall be the same for all three real estate brands.

2.2.9    BRAND SPECIFIC CONTENT

While Falcon will support only that brand specific functionality specifically listed in Section 2.14; its structure will keep each brand in the forefront upon their membership. In order to maintain brand recognition, Falcon's structure will allow each brand to have a separate "look". As well, multimedia content (i.e. letters, postcards, marketing mailings), will be supplied by the brand.

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2.2.10   NRT SPECIFIC OVERALL REQUIREMENTS

There are no NRT specific overall requirements.

2.3      INTERFACE REQUIREMENTS

This section specifies all requirements related to the Interfaces between Falcon and other systems.

2.3.1    CREST

Falcon will interact with Crest through an on-line exchange of data related to the entry and progression of listing and closing data. It is envisioned that Falcon will be the primary Affiliate & Associate user environment for progressing listings and closings and that an on-line exchange of data will be used to keep the Crest database in sync with Falcon.

To limit intrusion on a broker's financial data, Falcon will not request overwrites of data fields that have been utilized in the calculation of franchise fees such as gross sale amounts, associate commissions, MLS fees, etc.

Since it is possible for CREST data to be updated without the Falcon database being aware of the change (i.e. audit transactions), the two databases could potentially become out of sync. In order to allow this a data ownership and two-way synchronization scheme will be supported.

Falcon's Crest interface will include the ability to support Crest assignments through the exchange of standard state message exchanges. Falcon will be essentially unaware of assignments.

Falcon's Crest interface shall include the ability to establish Web preferences and will provide a basic web previewing capability.

Falcon will support a portal style pass through to Crest to allow Affiliate access to Crest's reporting capabilities.

2.3.1.1  CREST AWARDS

Falcon shall interface to Crest to allow Brokerages to interact with Crest's Team Awards capability.

2.3.2    INTERFACES TO LEAD SOURCES

Falcon shall incorporate an interface that allows a range of systems, such as Realtor.com, the Cendant consumer sites and Affiliate owned Sites to send leads to the Falcon database. This interface will be built utilizing the XML based, Lead Transmission Standard (LTS), a TOP PRODUCER initiated industry standard (reference 4).

The use of LTS will provide Falcon with the functionality to deliver, track and monitor the status of consumer "leads" to Affiliates and Associates. The Falcon Affiliate Component in particular will support the notification of status on leads received from the various sites back to the site and will manage the delivery of the leads to Associates.

Further details on Lead Management at the Affiliate and Associate levels are given in sections 2.5 and 2.6 respectively.

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2.3.3    ACCOUNTING SYSTEMS

Falcon shall provide the functionality to allow the transfer of income, expense, vendor payables, trust accounting and SA billing/deduction information from the Affiliate Component to select third party accounting applications. Further detail is supplied in section 2.5.

2.3.4    TRAINING INTERFACE

Falcon shall make provision for an interface to an external Web based training module.

Cendant will procure the external Web based training module from a training specialist company, this training module is outside the scope of Falcon.

2.3.5    INTERFACES TO BUSINESS PARTNERS

Falcon's foundation shall support real time communication and data exchange with business partners such as mortgage companies, title companies, lenders and survey companies where appropriate.

This foundation will also include the ability to link provider(s) of demographic information and append listing information (i.e. property types, price ranges, school information, etc. including geographic information) including location information and driving directions.

2.3.6    TOP PRODUCER CUSTOMER SUPPORT SYSTEM

To support the Agent Billing feature, Falcon shall support an interface to the Top Producer Customer Support System.

2.3.7    BRAND SPECIFIC INTERFACE REQUIREMENTS

None unless specified in section 2.14.

2.3.8    NRT SPECIFIC INTERFACE REQUIREMENTS

There are no NRT Specific Interface requirements.

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2.4      AFFILIATE AND ASSOCIATE SHARED COMPONENT REQUIREMENTS

This section specifies requirements on components that are common to the Affiliate and Associate. Unless otherwise stated within the requirement, the Affiliate and Associate requirement is identical.

2.4.1    E-MAIL

Falcon shall provide the ability to, from a Contact record: launch a browser based e-mail window and automatically populate the address field with the contact's e-mail address. This browser based email window shall allow e-mail to be generated from that point in the application.

Users will be provided with an inbox, outbox and the ability to create and manage their own folders. e-mail may be associated to any contact record for instant retrieval from the record. Sent e-mail and associated attachments will be linked to the contact record for historical purposes.

Falcon will inter-operate with the existing, branded e-mail systems and addresses, allowing a Falcon e-mail user to collect e-mail directed to the brand address in their Falcon Inbox.

Falcon shall provide the ability for users to send mass e-mail to any or all of their contacts with email addresses, and create lists of all records without email addresses for alternate contact, regular mail, phone, etc.

2.4.2    CONTACT MANAGEMENT

The Contact Manager shall have the following features:

- Contact's name, spouse or secondary contact's information, and address details.

- Unlimited amount of information for contact: Unlimited notes will be available for present/future home, listings and closings.

-        Support for user definable fields.

- Complete property statistics for the Contact's properties. Ability to store additional property information for any other property.

-        Present/Future home functionality

- Assign multiple categories to a record. Unlimited contact types and user definable, including the ability to mark a contact business or personal. An unlimited amount of contact types may be associated per contact record.

- Inquiries initiated by consumers on brand web sites will be automatically added to the Associate's contact manager.

-        Action Plans.

- Photographs: The ability to add pictures, contact photos, maps, and full support for IPIX 360-degree format. All photos will be stored in a compressed format.

- The ability to Rolodex through displayed contacts. Contacts are displayed in a rolodex, allowing the user to jump to another contact instead of having to Rolodex through the list to get to the needed contact.

- Searching: There will be two ways to search. The first will provide a very simple interface, the second will provide a more advanced search enabling the user to combine criteria from the contact record, listings, and closings. The second search approach will allow the user to search for contacts based on an unlimited amount of selected criteria and will provide a Boolean logic option for advanced searching. The search engine will be able to save searches, reducing the need for recreating standard searches over and over again

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-        Affiliates and Associates shall be able to generate postcards, letters, flyers, brochures, and email, labels and envelopes from directly from the contact record. Affiliates and Associates will also be able to merge correspondence formats such as letters, postcards, flyers, brochures, email, envelopes, and labels from any search result.

The Contact Record fields are given in the Appendices.

2.4.3    TRAINING

Falcon training will utilize a web based training module that Cendant will procure from a training specialist company.

2.4.4    MEDIA LIBRARY

Falcon shall include a centralized library of letters, flyers and postcards for Affiliate and Associates. This library will support the following features:

- Saving of communications materials and information on the materials name, date and time printed with a link to the contact's record for review, editing, printing and viewing of contact "History". This linkage to the contact record will support the user in maintaining a complete record of communications with a contact.

-        The ability to use content in mail merges and save customized versions.

- Each user will have their own library of personally customized letters, postcards, envelopes, and labels that they may edit, create new, copy or delete.

- The user's personal library of communications materials will also be able to exchange documents as required with other users.

- Letters, postcards, flyers and other printable documents may be sent as HTML email.

2.4.5    DEMOGRAPHIC INFORMATION LINKS

Falcon shall provide the ability to click through to provider(s) of demographic information and will append demographics, local information, driving directions and other data (i.e. property types, price ranges, school information, etc. including geographic information).

All related licensing and content fees related are Cendant's responsibility.

2.4.6    BRAND SPECIFIC AFFILIATE AND ASSOCIATE REQUIREMENTS

None unless specified in section 2.14.

2.4.7    NRT SPECIFIC AFFILIATE AND ASSOCIATE REQUIREMENTS

There are no NRT specific Affiliate and Associate Requirements.

2.5      AFFILIATE COMPONENT REQUIREMENTS

This section specifies requirements for the Falcon Affiliate Components.

For the purposes of this document, this component of Falcon will also be referred to as the "Office Component".

2.5.1    AFFILIATE (BROKERAGE) ROLES AND FEATURE SECURITY

Falcon shall provide a flexibility of Affiliate security that supports the office operational modes comparable to those used in Crest in 4Q, 2000.

The Affiliate will access a security setup screen that allows them to define the security permissions for each office. These security permissions will provide varying levels of access to administrative staff and Associates. Confidential passwords will be assigned at the Management level, Administrative staff level and Associate level. While management has access at all levels, administrative staff would not access any confidential information.

Associates/assistants will be able to access office listings.

2.5.2    FRONT DESK

This application is designed for the use of front desk personnel and management. Users will have fast access to and information on office listings; record and track sign and ad calls from consumer prospects and other Associate inquiries, record showing appointments, print/e-mail or page a notification message for the listing Associate. The system will provide the capability to view listings by:

-        Street.

-        Associate name.

-        Price range.

-        MLS number.

-        Other user definable criteria.

This application will feature an electronic in/out board to assist the receptionist in managing in-coming calls.

The Front Desk functionality will include the quick listing lookup features described above for Front desk as well as floor duty Associates.

LISTING INFORMATION

Listing information will be accessible and viewed by administrative staff or sales associates such as the floor duty Associate. The listing information will include a complete record of activities associated with a specific listing including, showing appointments, ad/sign calls, inquires by other Associates.

AD CALLS AND SIGN CALLS

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A receptionist or `call coordinator' shall be able to record the source, date and time of the call as well as the name and phone number of the caller including notes. Also the address of the property and listing Associate will be accessible.

Additionally reports will be available to be generated to assist the Affiliate in measuring the effectiveness of advertising and follow-up on leads assigned to Associates.

SHOWING APPOINTMENTS

Appointments to show office listings may be set by the call coordinator or the listing Associate. The showing Associate's office, Associates name, date and time and relevant information can be easily entered and linked to the specific listing. The showing information will be linked to the listing record and can be printed or e-mailed to the listing Associate.

SHOWING FEEDBACK

The system will provide the ability to receive feedback from the showing Associate. A form will be available requesting feedback that can be faxed/e-mailed to the showing Associate. It can be easily completed and sent back to the user. The information will be automatically added to the Listing record.

ACCESS TO LEAD MANAGEMENT COMPONENT

Prospect information from ad and sign calls including general inquiries, walk-ins can be generated and entered into the Lead Management Component. This information can be assigned to a specific Associate to follow-up. The `call coordinator' will also use follow-up to enable the assigned Associates to contact prospects.

ACCESS TO ASSOCIATE/EMPLOYEE INFORMATION COMPONENT

This feature will allow the user to enter or view basic information on sales associates and office employees including contact/e-mail numbers, temporary notes (vacation dates, floor duty times) and personal information.

IN/OUT BOARD

The I/O Board will allow monitoring of which Associates are in the office and who is out. This feature will integrate with the Associate/Employee Information Component to post messages, instructions, expected return time, etc.

MESSAGES & PAGING

A built-in electronic message capability eliminates incomplete or illegible written messages. Messages can be e-mailed or printed for distribution to sales associates.

ASSOCIATE EXPENSE TRACKING & BILLING

The user will have the ability to enter and track the use of supplies and services by Sales Associates and employees. This feature will integrate with Transaction and Associate Accounting for the preparation of Associate invoices.

REPORTS

The Front Desk component will provide reports including:

-        Office listing inventory.

-        Listing activity report: recording sign/ad calls and showing reports.

- Daily activity report: records new listings, price changes, and other information.

- Advertising analysis report designed to determine effectiveness of advertising including signage.

- Prospect list including the name, assigned Associate name, and prospect source.

-        Associate Account and Statement.

2.5.3    OFFICE MANAGEMENT

This Component shall include the following items including transactions for listings, closings, Sales Associates and office information:

- Sales Management (the ability for Affiliates to monitor progress and productivity by viewing listings, closings, and SA/office productivity).

- Transaction and Administration (Residential Listings, Residential Commissions and Disbursements).

- Associate/Employee Information (name, address, Social Security #, phone, e-mail, etc.).

2.5.3.1  SALES MANAGEMENT

Falcon will provide the ability for Affiliates to monitor office progress and productivity by viewing listings, closings, and SA/office productivity. Office productivity data will be available through on-screen and printed reports. Management will have the ability to monitor types of leads/referrals both sent and received. This includes the capability of assigning leads to sales associates including tracking and follow up.

Falcon will provide Affiliates with strategic management information and reports for aspects of their business. This will include a wealth of reporting on company listings, closings, referrals, Associate-performance and office productivity.

2.5.3.2  TRANSACTION AND ADMINISTRATION

RESIDENTIAL LISTINGS

Falcon will maintain comprehensive listing records.

The Listing Record Fields are given in the Appendices.

RESIDENTIAL COMMISSIONS AND DISBURSEMENTS

Falcon will maintain comprehensive transaction records. The system will allow for the entry and user defined design of incentive programs for Sales Associates. It will allow for multiple plans for a single SA, allowing different splits for company or self generated leads. Related commission payment data and deduction information can be transferred to Affiliates accounting software.

Falcon will provide the ability to preview anticipated payments to be made at closing and will export payments amounts to user's accounting package for check printing. Falcon will not accommodate the printing of checks.

The Residential Transaction record fields are given in the Appendices.

2.5.3.3  ASSOCIATE/EMPLOYEE INFORMATION

Comprehensive records will be maintained on associates and employees. In addition to general information, sales associate records will contain their transaction records, sales productivity, pay/incentive plan specifics, standard Associate deductions and account details, coaching/recognition action plans and notes.

The Associate/Employee record fields are given in the appendices.

2.5.4    AFFILIATE REFERRAL MANAGEMENT

The system will provide the ability to track the life cycle of referrals both sent and received. The Affiliate may apply customized follow up plans to track and determine the status of each referral during the life cycle. The Affiliate will be able to assign referrals to Sales Associates and automate the tracking and follow-up. For example, confirmation that the Sales Associate has made contact with the referred prospect and is providing the level of service necessary to convert the referral into a transaction.

The objective is to convert a much higher percentage of referrals to transactions.

2.5.5    AFFILIATE LEAD MANAGEMENT

Falcon shall include a Lead Transmission Standard (LTS) interface to Lead Sources. Affiliate Lead Management will interact with these interfaces to support Affiliate lead requirements.

Falcon will provide a call coordinator ability that allows the Affiliate or office call coordinator to capture in-coming leads in its database and to assign company generated leads to the Associates on a manual or automatic rules based rotation basis. The rules for automatic distribution will include the Affiliates option of, or combination of, alphabetic rotation, Associate specialty, Associate volume or selected Associates only in rotation.

At the Affiliate's option, fees resulting from company leads that convert into sales, can be automatically split at a higher rate by the commission calculation section of the program.

The lead management functionality will generate reports on lead closing ratios so the Affiliate can coach Associates and reward or restrict future leads based on performance. Lead conversion ratios and lead details will be consolidated with other productivity benchmarks in the Associate's record for on-going sales management. Managers will be able to conduct coaching sessions with the distributed lead names at their fingertips, allowing them to more effectively probe closing ratios. Managers will be able to determine whether the leads were really worked. If the Associate is not working the leads, the associate, who may be doing reasonably well already, simply needs to be removed from the lead distribution rotation.

The Lead record fields are given in the Appendixes.

2.5.6    TRANSACTION AND ASSOCIATE ACCOUNTING

Falcon will provide Affiliates with tools that supply accounting features to manage the specific accounting needs of an Affiliate company. This will include Transaction Accounting, General Business Journal, Vendor Payables, Associate invoices/billing/receivables and Trust Accounting.

TRANSACTION ACCOUNTING

The `Distribution and Deduction' functionality' will include the accounting entries in the closing/escrow transaction. This includes:

-        Closing Commission

-        Gross Commission on the listing and selling side

-        Other Income & Bonus commissions

-        Referral fees and other Off-the-top deductions

-        Book of Business fees

-        Remaining Gross Commission

-        Remaining-in-house Commission

-        Gross Associate Commission

-        Associate deductions

-        Associate other income & bonus

-        Associate credits

-        Company Dollar

-        Net Income

GENERAL BUSINESS JOURNAL

The system is designed to use the General business journal (GBJ) as the staging area for accounting entries to be exported to the Affiliate's primary accounting program. It will include a `General Ledger' functionality to analyze the GBJ entries and provide reports based on specific date range and criteria: Monthly totals, Journal entries by account, Check register and Cash flow.

VENDOR INVOICES/ASSOCIATE BILLING/ASSOCIATE INVOICING

This vendor/payables features includes the ability add, edit and delete invoices received from outside vendors, journalize the payment of these invoices and bill the Sales Associates for the portions of the invoices they owe. Vendor invoices can be sorted by; name, paid or unpaid. A history is kept of business with each vendor in the contact record.

The system allows single invoices to be conveniently `spread' across multiple Associates greatly easing data entry. Tag lists, groups of Associates names, can be saved and used for billing Associates. Each Associate's account is simultaneously posted the correct debit amount.

Associate/Employee credits, monies received, can be applied to a specific debit account item in the Associate's account record. In addition, the employee credit can be applied to the Affiliate's accounting program as a credit to an expense account.

TRUST ACCOUNTING

The system will track and manage escrow/trust accounts and can provide notification of aged accounts and interest details.

The Trust account journal is primarily used for audit purposes. The Trust/Escrow displays: Summary of Closings in Trust, Trust Account Journal, Trust Account Ledger. The Trust Account

Journal and Summary of Closings in Trust can be viewed by a user selected "as of date" and printed in a statement format to include the total amount of funds being held in trust.

2.5.7    ACCOUNTING INTERFACES

Falcon shall provide the functionality to allow the transfer of income, expense and SA billing/deduction information from the Affiliate Component to certain third party accounting applications. The system will provide import of COAs and exports to Quick Books and Great Plains.

2.5.8    ADVERTISING MANAGEMENT

Falcon shall allow brokers to budget, track and log advertising usage and costs and will facilitate per agent billing.

2.5.9    TODAY'S BUSINESS AND SCHEDULE

The system will provide management and administrative staff with a centralized `Today's business' calendar of appointments, reminders, follow-up calls, tasks and events relating to customers, Sales Associates and general marketing. There will be both a calendar view and to-do compartments that allow batch printing, etc.

Action plans will be available that contain call reminders, pre-written sequenced letters, postcards, email and to-dos. These plans will be assignable to contacts, Associates, listings and closings.

2.5.10   ONLINE AND PRINTED MANAGEMENT REPORTS

The system will provide an array of screen and printed management reports for analysis and business management of the Affiliate. The reports can include listing/closing and SA reports for both single and multi-office environments. The reporting feature will support consolidation of multi-office company data and will be governed by the security rules set up by the Affiliate.

Standard office management reports will include:

LISTING REPORTS

-        Active Listings by Associate

-        Listings by Property Type and City

-        Listings by Source

-        Active Listings by Office

-        Average List Price Trend Analysis Graph

-        Listed Volume Trend Analysis Graph

-        Listed Units Trend Analysis Graph

-        Listing Generation: Associate vs. Company

CLOSING REPORTS

-        Pending Transactions by Office

-        Pending Transactions by Associate

-        Closed Transactions by Office

-        Closed Transactions by Associate

-        Closed Transactions by Source

-        Closing Analysis: In-House vs. Co-Broker

-        Company Dollar Trend Analysis Graph

-        Average Sale Price Trend Analysis Graph

-        Sold Volume Trend Analysis Graph

-        Sold Units Trend Analysis Graph

-        Closing Generation: Associate vs. Company

ASSOCIATE/EMPLOYEE REPORTS

-        Associate Listing Performance

-        Associate Closing Performance

-        Associate Rankings

-        Associate Payments to Company

-        Associate Earnings Graph

-        Associate GCI Allocation Graph

-        Associate RIC Allocation Graph

-        Associate Company Dollar Allocation Graph

-        Associate Unit Allocation Graph

-        Associate Sales Volume Allocation Graph

-        Associate Commission Deductions

REFERRAL REPORTS

-        Referral Volume by Type

-        Received Referrals by Source

-        Sent Referrals by Recipient

-        Pending Referral Receivables/Payables

-        Paid Referral Receivables/Payables

2.5.11   ADVANCED REPORT WRITER

The Falcon Affiliate component shall include the Top Producer Online Advanced Reporting solution. This solution will include features such as:

-        Scheduled reports.

- End user tailor-able reports, to allow column reordering, column suppression, column sorting, column and row shading, tailored Headers and Footers and look and feel variation via fonts & bolding.

-        Report data export to PDF, Excel & text formats.

2.5.12   SERVICE CENTER(TM)

The Service Center(TM) provides Affiliates and Associates with an automated workflow application that facilitates the tracking and incubation of leads and referrals within a Brokerage and in co-ordination with the Associates in that Brokerage.

2.5.13   BRAND SPECIFIC AFFILIATE REQUIREMENTS

None unless specified in section 2.14.

2.5.14   NRT SPECIFIC AFFILIATE REQUIREMENTS

There are no NRT specific Affiliate requirements.

2.6      ASSOCIATE COMPONENT REQUIREMENTS

This section specifies requirements for the Falcon Associate Components. Unless otherwise stated, these requirements are also requirements of the Associate's assistant.

For the purposes of this document, the Associate Component is also referred to as the Sales Associate Component (SAC).

2.6.1    GENERAL

The Sales Associate Component (SAC) shall:

-        Supply a Comprehensive Associate level productivity feature set.

-        Be web-based.

2.6.2    LISTING AND CLOSING MANAGEMENT

The SAC shall have:

-        The ability to enter listing information in detail.

-        Task checklists.

-        Follow-up reminders.

-        A journal of activities for parties involved in the transaction.

-        Contact record updates.

-        The ability to store information for historical and legal purposes.

Listings system feature set:

- The user will be able to create a listing file for any properties associated to the seller's record. This file will include: Listed property address, Property Photo(s), Property details, Listing status.

- Activity tracking - Activity tracking encompasses checklists, follow up reminders, and registering activities completed back to any of the closing parties associated.

-        Listing notes.

-        Include/excluded (from the sale).

-        Direct link to the seller's record.

-        Ability to automatically create a closing/escrow transaction.

-        Marketing statistics.

-        Ability to auto-dial the seller.

-        Listing reports.

-        Listing deletion.

-        Ability to display a summary of Listings.

-        Rolodexing from one listing to the next.

-        Listing expiration reminder system.

- Ability to automatically generate a 100% completed flyer/brochure from completed listing form.

-        Ability to search for listings by date range.

- Automatic communication of listing record to back office system for acceptance into inventory.

-        Synchronization with the TOP PRODUCER for Palm Computing Connected
         Organizers.

-        Tracking of total inventory value.

- Automatic and user updated seller service reporting with timed delivery reminders.

2.6.3    CLOSING SYSTEM MANAGEMENT

The Associate will be able to create a closing file for any properties associated with a contact record. This file will include;

-        Closing property address

-        Property Photo(s)

-        Property details

-        Closing Status - automatically updates listing status

- Ability to add an unlimited amount of participants to a closing transaction

-        Ability to auto dial any of the parties involved in the transaction

- Ability to create e-mail, letters, postcards, envelopes, labels for one or more of the closing parties.

-        Direct link to participating party's records

-        Ability to automatically display the listing record

-        Activity tracking

-        Closing notes

-        Ability to display a summary of Closings

-        The ability to generate closing reports

-        Deletion of the Closing

-        Ability to Rolodex from one Closing transaction to the next

-        Service reporting

-        Closing activities

-        Ability to search for Closings by a date range

- Closing parties Master list - this feature stores a list of closing participants most commonly used in closing transactions

- Locking of transaction details and parties involved when transaction is completed.

- Automatic updating of Sellers and Buyers records at the end of the transaction

-        Tracking of Total Volume and Total Commissions

2.6.4    ASSOCIATE REFERRAL MANAGEMENT

The Falcon Affiliate Components include an Affiliate Referral Management Component that will deliver referrals to the Associate. Associate Referral Management will interact with Affiliate Referral Management in receiving referrals, reporting on the status of referral follow-up, and in the notification of the conversion of a referral to a listing, closing etc.

The objective is to convert a much higher percentage of referrals to transactions.

2.6.5    ASSOCIATE LEAD MANAGEMENT

The Falcon Affiliate Components include an Affiliate Lead Management Component that will deliver Leads to the Associate. Associate Lead Management will interact with Affiliate Lead Management in receiving leads, reporting on the status of follow-up, and in the notification of the conversion of a Lead to a listing, closing etc.

The Lead record fields are given in the Appendixes.

2.6.6    TODAY'S BUSINESS AND SCHEDULE

The SAC shall provide the functionality to:

-        Prompt Sales Associates with daily reminders and follow-ups.

- Provide the ability to set up a series of events for customer follow-up.

-        Create marketing programs.

- Provide a listing checklist or transaction closings that result in time released reminders.

-        Provide a printable calendar.

The system will have an appointment scheduler with day, week, month, and year views. The system will have a reminder system showing the user how many to-do's, scheduled calls, appointments, letters, postcards, emails, envelopes and leads for follow-up are pending for completion.

If a user misses an activity it will not disappear into an old business file or only show on the day it was scheduled for, it will persist to show until completed or until the user chooses to update or delete the activity. The user will however have the ability to have reminders/events drop off the list within a certain time frame if they wish.

The primary follow-up system for long term communications with prospects will be the Action Planner system. The Action planner system will allow the user to select a predefined marketing system of follow up items, to-do's, letters, postcards, envelopes, labels, e-mails, and calls to be associated to a contact. When an item comes due it will be shown in the reminder system for automatic completion.

The system will have a master checklist system for the Listing and Closing systems. These checklists are completely user definable, and function very similar to the way the Action Planner System functions.

The reminder system will have a complete set of printable reports that the user may select to print.

2.6.7    COMPARATIVE MARKET ANALYSIS (CMA) PRESENTATIONS

Comparative Market Analysis (CMA) formats shall include:

-        Graphs photographs and charts.

-        Brand specific materials where desired.

-        Allowance for editing of information.

-        The ability to be "filed" as part of the contact record.

-        The generation of printed CMAs.

Sales Associates shall be able to store and retrieve a variety of CMA presentations.

CMA CREATION

Falcon's CMA will have the ability to work with the subject property data, active listings, pending listings, expired listings, and recent sales. Comparable property data will be editable and customizable by the user.

The subject property and its information will automatically transfer from the contact record, saving redundant data entry for the user. CMA's will be saved attached to the contact record for easy retrieval and historical purposes.

The CMA will have the capability to apply appraisal style adjustments to any comparable property.

The CMA will provide the option of automatically generate the suggested selling price or price range for the subject property.

The user will have the ability to reorder the CMA comparables in any order that they wish to present them.

LISTING PRESENTATIONS

The CMA application will also have the ability to create a number of different Listing Presentation templates for different types of customer properties.

BUYER PRESENTATIONS

The CMA application will have the ability to create an amount of Buyer Presentation templates for different types of property showings. There will be a feature for estimated monthly payments, which will include colorful graphs.

The Sales Associate Component and the Service Center will access IP based systems sites via the Internet. TOP PRODUCER's MLS connectivity division has already completed IP access utilities and is working with the majority of Internet based MLSs. Depending on the MLS, these access utilities support either a facility for automatic import into the Sales Associate Component or an export then import approach.

2.6.8    MOBILE COMPUTING APPLICATIONS (MCAs)

Falcon shall include a Mobile Computing Application (MCA) that supplies the following features:

-        Contact Management

-        Listing and Closing Management (based on Associate data)

-        Associate Referral Management

-        Associate Lead Management

-        Today's Business and Schedule

The MCA will be designed for Associate use. It is expected that Affiliates will use the Contact Management and Today's Business and Schedule Components but it is important to note that the other Components will be oriented toward Associate Functionality.

The MCA will be based on the TOP PRODUCER for Palm Computing Connected
Organizers.

Through utilizing TOP PRODUCER's Data-Sync technology, the server site will synchronize any database modifications that occurred in the MCA while offline.

2.6.9    BRAND SPECIFIC ASSOCIATE REQUIREMENTS

None unless specified in section 2.14.

2.6.10   NRT SPECIFIC ASSOCIATE REQUIREMENTS

There are no NRT specific Associate requirements.

2.7      DATA EXCHANGE AND STANDARDS ADHERENCE

Falcon shall make use of and support data standards approved as these standards are adopted within the Real Estate Industry and endorsed by Cendant.

LEAD TRANSMISSION STANDARD (LTS v2.0)

The Lead Transmission Standard (LTS), a TOP PRODUCER initiated industry standard, will be used in the interface between Falcon and Lead sources such as the Cendant Brand Consumer sites.

RETS XML STANDARD

Falcon will, when appropriate, employ the N.A.R./WWW3 RETS XML data standard for CMA acquisition.

2.8      DATA MIGRATION FROM TOP PRODUCER PRODUCTS

Falcon shall include functions to allow the migration, via a one-time import, of data from certain TOP PRODUCER products. The following products will be supported;

ASSOCIATE DATA MIGRATION

-    Top Producer System 6 for Coldwell Banker

-    ERA Professional Advantage

-    Top Producer System 6 Standard Edition

Any other migrations will be considered additions and be quoted separately.

2.9      DATA IMPORT AND EXPORT

2.9.1    AFFILIATE DATA EXPORT

Falcon shall have the capability to extract copies of Affiliate records (Associate/Employee, Contact, Listing etc.) upon request based upon appropriate monitoring and authorization controls. Records will be distinguished by type (Associate/Employee, Contact, Listing etc.) each record being a text file. The format of the exported data will be user definable in respect to field order, delimiters, etc.

Appropriate security will be determined in consultation with Cendant.

2.9.2    ASSOCIATE DATA IMPORT

Falcon shall have the capability to import contact data from CSV files.

2.9.3    ASSOCIATE DATA EXPORT

Falcon shall have the capability to extract copies of Associate records (Listing, Closing, Contact etc.) upon request, based upon appropriate monitoring and authorization controls. Records will be distinguished by type (Listing, Closing, Contact etc.), all records of each type will be in a text file. The format of the exported data will be user definable in respect to field order, delimiters, etc.

2.10     PERFORMANCE AND THROUGHPUT REQUIREMENTS

2.10.1   HOST TRANSACTION LEVELS

The following is based on the estimated Listing and Closing Transaction figures contained within Cendant's Falcon RFP.

TOTAL POTENTIAL USERS

224,000 users. 200,000 current Associates, average of 2 staff per office x 12,000 offices = 24,000.

Estimated Users in the First 12 Months of deployment.
Office Management 4,000
Front Desk 4,000
Associates 70,000
Total Users 78,000 - 35% of 224,000 potential users

ESTIMATED LISTING AND CLOSINGS PER DAY / PER OFFICE

Average Listings taken per day / per office estimated at 1.25
Average Closings per day / per office estimated at .25

LENGTH OF WORK DAY

Average Length of workday based on the time zone difference between the East and West Coast is estimated at 11 hours

OFFICE MANAGEMENT TRANSACTION LEVELS

Component                       Operations/       Operations/      Transactions/      Transactions/
                                    Day           5 day Week            Day               Week
New contact entry                   4                20                 4                20
New listing entry                   1.25              6.25              1.25              6.25
New closing entry                   0.25              1.25              0.25              1.25
Entering and                        0.5               2.5                .5                 3
Tracking Referrals
Contact lookups                    50               250                 0                 0
Full record display                50               250                 0                 0
Save of new notes                  30               150                30               150
Letters printed                    50               250                50               250
Scheduled calls                    50               250                0                  0
retrieval and
associated record
display
Group lookups                       2                10                 0                 0
Schedule appointments               5                25                 5                25
Print schedule                      1                 5                 0                 0
Display today's business            5                25                 0                 0
Ad / Edit deductions                0.25              1.25              0.25              1.25
Disburse Closings                   0.25              1.25              0.25              1.25
Lock Closings                       0.25              1.25              0.5               2.5

Access listing Activities          10                50                    0                 0
Print General Report                5                25                    0                 0
Send E-mail                        10                50                   10                50
Receive / open e-mail               2                10                   10                50
save in History file
Access Closing Activities          10                50                    0                 0
Processing Vendor Payables          1                 5                    1                 5
Billing Associates                  2                10                    2                10

TOTALS                            289.75           1448.75               115               575

Potential Number of Users Accessing the System / First 12 Months       4,000
Average Transactions per Week                                      2,300,000
Average Transactions per Hour                                         41,818
Average Transactions per Minute                                          697
Average Number of Transactions Per Second                                 12

FRONT DESK TRANSACTION LEVELS

Component                       Operations/      Operations/     Transactions/     Transactions/
                                    Day          6 day Week           Day              Week
Book and confirm                    10               60               10                60
appointments
Add / Edit outside                  10               60               10                60
associate and
Broker information
Add / New Edit                      10               60               10                60
existing appointments
Appointment details,                20              120                0                 0
viewed, Paged,
e-mailed, or printed
Record outside Affiliate            10               60               10                60
and associate comments
made prior to and
after showings
Co-ordinate and track                3               18                3                18
keys and lockbox
key appointments
Audit tracking to                    3               18                3                18
display or print
reports for appointments,
showings, and
messaging activities.
Take messages                       80              480               80               480
Electronic In/Out Board             90              540               90               540
Send letter, postcard               30              180               30               180
envelope or label
Automatic multi-office              12                2               12                 2
data transfer and tracking
Broadcast fax and e-mail/            3               18                3                18
Flyers and Feature Sheets
Uploading of Listing                 2               12                0                 0
information to both
public and private web sites
Search listings                     50              300                0                 0

Enter and edit listing               5               30                5                 30
Information
Display or print listing             2               12                0                  0
activity and status
reports for sales associates,
seller management
Listing hot sheet                    1                6                0                  0
Electronic listing board             1                6                0                  0
Key word searches for               10               60                0                  0
Front Office Transaction
 Estimates cont.

Send company wide and               10               60               10                 60
group message,
pages, or e-mail
message retrieval
Display or print reports             2               12                0                  0
Enter Ads for each listing           3               18                3                 18
Search ads for listings              3               18                0                  0
Edit ads for listings                3               18                3                 18
Track advertising costs              1                6                1                  6
for Listings
Create ad layouts for real           0.25             1.5              0.25               1.5
estate publications

TOTALS                             364.25          2185.5            273.25            1639.5

Potential Number of Users Accessing the System / First 12 months       4,000
Average Transactions per Week                                      6,558,000
Average Transactions per Hour                                         99,364
Average Transactions per Minute                                         1656
Average Number of Transactions Per Second                                 28

ASSOCIATE TRANSACTION LEVELS

Component                        Operations/         Operations/      Transactions/     Transactions/
                                    Day              6 day Week            Day              Week
New contact entry                  3                    18               3                 18
New listing entry                  0.25                  1.5             0.25               1.5
New closing entry                  0.25                  1.5             0.25               1.5
Contact lookups                   50                   300               0                  0
Full record display               50                   300               0                  0
Save of new notes                 30                   180              30                180
Letters printed                   50                   300              50                300
Scheduled calls                   50                   300               0                  0
retrieval and
associated record
display
Group lookups                      2                    12               0                  0
Schedule appointments              5                    30               5                 30
Print schedule                     1                     6               0                  0
Display today's business           5                    30               0                  0
Print flyers / Brochures           0.25                  1.5             0                  0
Create CMA's and                   2                    12               2                 12
Buyer Presentations

Store photos                          3                   18                3                18
Access property statistics           10                   60                0                 0
Access listing activities             5                   30                0                 0
Enter items to marketing             10                   60               10                60
service report
Print marketing reports               2                   12                2                12
Print general report                  1                    6                0                 0
Buyer seller match                   20                  120                0                 0
Send email                           10                   60               10                60
Receive/open email                    5                   30                5                30
stored in history
Look up awards                        1                    6                0                 0

TOTALS                              315.75              1894.5            120.5             723

Synchronization                     180.75              1084.5

TOTALS

Potential Number of Users Accessing the System / First 12 Months       70,000
Estimated Number of Users Synchronizing Data / First 12 Months         14,000
Average Transactions per Week*                                     55,671,000
Average Transactions per Hour *                                       843,500
Average Transactions per Minute*                                       14,058
Average Number of Transactions Per Second *                               234

*Calculated assuming 56,000 on line users, and 14,000 synchronizing users.

2.10.2   RESPONSE TIME

The transaction levels specified in the preceding section shall be sustained while maintaining single page screen update response times to, for a browser on a 56-Kb connection, of less than 10 seconds.

2.11     SECURITY, ADMINISTRATION AND SYSTEM MANAGEMENT

2.11.1   SECURITY

Falcon shall contain the following security feature approaches.

PROTECTED DATA TRANSMISSION ACROSS THE INTERNET

Falcon shall use secure SSL connections (HTTPs) for data encryption over the Internet.

Where TOP PRODUCER deems appropriate, Falcon will utilize 128-bit encryption.

PROTECTING SERVERS FROM UNAUTHORIZED ACCESS

The Falcon System will behave like a standard web site, and be maintained at the Denver operations center. Since the system is to be housed at the Denver operations center it will be protected behind Cendant's own security measures.

AUTHENTICATING USER IDENTITIES

Falcon shall use a standard user name and password system.

2.11.2   ADMINISTRATION

Falcon shall have a web front end that will allow Cendant to administer its Affiliate members. This module will permit Cendant to:

-    Add, change or remove Affiliate from the system

-    Set Affiliates access levels

-    Issue and reset Affiliate passwords for entry into the system

A similar component will be used to allow Affiliates to add, change or remove new Sales Associates to the system. The Affiliates will also be able to restrict access to certain areas of the system, set passwords and privileges.

2.11.3   SYSTEM MANAGEMENT

Monitoring tools shall be supplied to supplement the tools within the operating system and database. These tools will provide Cendant's Administrator a means to analyze, track and summarize various aspects of the entire system including information, warning and error messages reported by the application. By using all these tools, the administrator can detect application, server and database-related problems, monitor performance, tune the system, and plan upgrades and system maintenance.

The Falcon application shall be "instrumented". This means that the application will have various counters whose value will indicate the current state of the system. These monitoring tools, at periodic intervals, will take snapshots of these counters and record them. This record of numbers versus time can be monitored, used to provide trends and exported to a spreadsheet for detailed analysis and generation of reports.

Information captured by the application will include:

-    The number of users currently logged onto the system

-    The number of users using a component or a feature

-    The length of time a user is logged on

-    The length of time a user uses various components

-    The amount of space in the database that a user uses

-    The time taken to complete a transaction

-    The number of transactions completed and aborted

-    The number of pending requests

Information captured by the operating system and database will include:

- CPU utilization (number of processes and threads, % user time, cache hit ratio)

-    Memory utilization (number of page faults, memory allocated)

-    Disk utilization (disk reads saved, number of reads and writes per second)

-    Network utilization (bytes read and written per second, number of sessions)

- Locks (number of row, page and table locks, total number of locks, average wait time)

-    Transaction logs (log growth, log truncates, log flushes per second)

2.12     ARCHITECTURE REQUIREMENTS

2.12.1   TECHNOLOGY BASE

Falcon shall be based on Microsoft Operating System, Database, Web Server and Language Technologies. The following software products will be employed:

-    IIS 5.0

-    MS SQL Server 2000

-    Windows 2000 Server edition

2.12.2   DATABASE SERVER

Falcon shall utilize it's own database, distinct from the CREST/EDG database, as the structure and data elements necessary for Affiliate and Associate requirements differ significantly from those of CREST/EDG.

The database server will be Microsoft SQL Server 2000 (MSSQL), a database that has proven capable of handling a large number of concurrent users and large volumes of data at a favorable price-to-performance ratio.

2.12.3   3-TIER ARCHITECTURE

The Falcon Application architecture shall be based on the 3-tier network computing architecture. The 3-tier architecture has proven to be the best for enterprise-scale applications, providing for performance, scalability, robustness and manageability. From a development perspective, distributing the software across three layers allows it to be understood by developers, constructed and flexible enough to accommodate Cendant's changing business scenarios and future requirements.

2.12.4   AFFILIATE AND ASSOCIATE CLIENT MACHINES

Online functionality whether Affiliate or Associate, will be accessible through a DHTML 4.0 compliant Web browser. The recommended browsers will be IE 5.5 and above.

2.12.5   MOBILE COMPUTING APPLICATION (MCA) PLATFORMS

Mobile Computing Applications (MCAs) will be supplied for Palm Platforms. These applications will use technologies appropriate to that platform, as determined by TOP PRODUCER in its reasonable discretion.

2.13     SCOPE, BRAND SPECIFIC FUNCTIONS AND OPTIONS

2.13.1   SCOPE

With the exception of the Specific Inclusions and Exclusions (below), the scope of Falcon is that functionality specifically stated within section 2 of this document. All other functionality shall be assumed to be out of scope and if requested, will be quoted separately.

SPECIFIC INCLUSIONS AND EXCLUSIONS

Falcon will support brand specific key management numbers as a click through to Crest.

TOP PRODUCER will, in the Falcon product: provide an interface to a web based training system only.

TOP PRODUCER will, in the Falcon product: provide interfaces to Great Plains and Quickbooks general ledger accounting systems.

TOP PRODUCER will not be responsible for making changes to other Cendant systems, such as Crest, during the integration of Falcon with these systems.

2.13.2   BRAND SPECIFIC FUNCTIONS

Falcon will support Brand specific Special Markets functionality. This will be quoted separately.

Falcon will support brand specific company dollar calculations. This will be quoted separately.

Falcon will support brand specific team functionality. This will be quoted separately.

Falcon will support a desk count for Coldwell Banker. This will be quoted separately.

Falcon will support brand specific reports. These will be quoted separately.

2.13.3   OPTIONS

At Cendant's option, TOP PRODUCER could design, create and produce training on the effective use of Falcon and its components, which would be video indexed for on-demand delivery. This would be quoted separately.

At Cendant's option, TOP PRODUCER could make a Listing Presentation available as part of the Falcon offering. This would be quoted separately.

At Cendant's option, TOP PRODUCER could incorporate a Mapping option into the Listing Presentation. This would be quoted separately. Any map acquisition licensing would also be quoted separately.

At Cendant's option, TOP PRODUCER could incorporate the TOP PRODUCER Advanced reporting solution. This would be quoted separately.

At Cendant's option, TOP PRODUCER could produce additional Affiliate and Associate reports. These would be quoted separately.

At Cendant's option, additional custom interfaces for accounting packages other than Peachtree, QuickBooks and Great Plains could be developed. These would be quoted separately.

3        APPENDICES

3.1      CONTACT RECORD FIELDS

A contact record will contain the following fields:

-    Record Type

-    Contact Types

-    Primary Contact Mr./Ms.

-    Primary Contact First Name

-    Primary Contact Middle Name

-    Primary Contact Last Name

-    Primary Contact Title

-    Primary Contact Designation

-    Primary Contact Gender

-    Secondary Contact Mr./Ms.

-    Secondary Contact First Name

-    Secondary Contact Middle Name

-    Secondary Contact Last Name

-    Secondary Contact Title

-    Secondary Contact Designation

-    Secondary Contact Gender

-    Letter/Postcard Salutation

-    Envelope/Label Salutation

-    Street Address

-    Suite Number

-    Building/Floor

-    City

-    County

-    State

-    Zip

-    Country

-    Home Phone

-    Business Phone

-    Mobile Phone

-    Pager

-    Fax

-    Email

-    URL

-    Other Phone Numbers

-    Other Internet Addresses

-    Company

-    Primary Agent

-    Default COA No. (if applicable)

-    MLS ID (if applicable)

-    Federal Tax ID (if applicable)

-    Action Plans

-    Business History

-    Notes

3.2      RESIDENTIAL LISTING RECORD FIELDS

A residential listing record will contain the following fields:

-    Affiliate ID

-    Office ID

-    ATR Number

-    MLS Number

-    Status

-    Listing Date

-    Renewal Date

-    DOM

-    Renewal Reminder Date

-    List Price

-    Listing Type

-    Listing Source

-    Listing Lead Owner

-    Listing Referral Number

-    Listing Associates (Link)

-    Area

-    Street Address

-    Suite Number

-    Building/Floor

-    City

-    County

-    State

-    Zip

-    Country

-    Sellers (Link)

-    Seller Type

-    Directions

-    Showing Instructions

-    Seller's Terms

-    Listing Activity Plans (Link)

-    Listing History

-    Notes

-    Property Photos

-    Year Built

-    Last Sold Date

-    Zoning

-    Lot Size

-    Square Feet

-    Cost/Square Foot

-    Number of Levels

-    Tax Roll Number

-    Annual Taxes

-    Next Tax Assessment Year

-    Building Style

-    Exterior

-    Roof

-    Flooring

-    Fireplaces

-    Heating

-    Air Conditioning

-    Parking

-    RV Parking

-    Nearest Transit

-    Number of Bedrooms

-    Number of Bathrooms

-    Attached

-    Construction

-    Basement

-    Site/View

-    User Definable Property Features

-    Room Dimensions:

-    Master Bedroom

-    Bedroom 2

-    Bedroom 3

-    Bedroom 4

-    Bedroom 5

-    Living Room

-    Family Room

-    Dining Room

-    Kitchen

-    Den

-    Laundry Room

-    Workshop

-    Other Room 1

-    Other Room 2

-    Other Room 3

3.3      RESIDENTIAL TRANSACTION RECORD FIELDS

A residential transaction record will contain the following fields:

-    Affiliate ID

-    Office ID (Listing)

-    Office ID (Selling)

-    ATR Number

-    MLS Number

-    Status

-    Contract Date

-    Closing Date

-    DOM

-    Possession Date

-    Sale Price

-    Selling Source

-    Selling Lead "Owner"

-    Selling Referral Number

-    Listing Associates (Link)

-    Listing Associates' Role/Participation

-    Listing Associates' Listing Credit

-    Selling Associates (Link)

-    Selling Associates' Role/Participation

-    Selling Associates' Selling Credit

-    Co-Broker Company (Link)

-    Street Address

-    Suite Number

-    Building/Floor

-    City

-    County

-    State

-    Zip

-    Country

-    Sellers (Link)

-    Seller Type

-    Buyers (Link)

-    Buyer Type

-    Other Parties/Types (Link)

-    Closing Activity Plans (Link)

-    Contingencies (Link)

-    Closing History

-    Direct Mail

-    Notes

3.4      ASSOCIATE/EMPLOYEE RECORD FIELDS

An Associate/Employee record will contain the following fields:

-    Associate ID

-    Office ID

-    Affiliate ID

-    MLS ID

-    Social Security Number

-    Driver's License Number

-    First Name

-    Middle Name

-    Last Name

-    Street Address

-    Suite Number

-    Building/Floor

-    City

-    County

-    State

-    Zip

-    Country

-    Home Phone

-    Business Phone

-    Mobile Phone

-    Pager

-    Fax

-    Email

-    URL

-    Other Phone Numbers

-    Other Internet Addresses

-    Gender

-    Birthday

-    Start Date

-    Termination Date

-    Type

-    Status

-    E&O Insurance Expiry Date

-    Auto Insurance Expiry Date

-    RE License

-    RE License Expiry Date

-    Recruited By

-    Emergency Contact

-    Emergence Contact Phone

-    Pay Plan 1

-    Pay Plan 2

-    Pre-loads

-    Start at Pay Plan Level

-    Standard User-Definable Deductions

-    Federal Tax Rate

-    State Tax Rate

-    Other Tax Rate

3.5      LEAD RECORD FIELDS

A Lead Record will contain the following fields:

-    Quick listing search/lookup.

-    Associate Lead Rotation Setup.

- Rotation Basis (used for automatic Lead assignment): Simple Rotation, Associate Specialty, Associate Productivity, etc.

-    List of Associates in Rotation.

-    Lead Record.

-    Lead Date.

-    Age of Lead.

-    Lead Status: active/inactive.

-    Ad identifier: used to track the effectiveness of individual ads.

-    Source: ad, lawn sign, referral, etc.

- Source Subcategories: specific to source selected above such as newspaper ad, billboard, etc.

-    Method:  walk-in, call, e-mail, etc.

-    Customer Type: unlimited user definable.

- Lead Specialty (used for matching Associate with lead): condo/townhouse, luxury, etc.

-    Assigned To: Associate name.

-    Assignment History: from/to, reasons, dates, etc.

-    Lead Priority: high, medium, low.

-    Lead Notes: picklist of standard items.

-    Status:  to show, shown, canceled.

-    Follow-up reminder system.

-    Feedback/Notes: picklist.

-    Associate memos.

-    Auto-dialing of numbers.

3.6      TRANSACTION AND ASSOCIATE ACCOUNTING RECORD FIELDS

Transaction and Associate Accounting will maintain the following records and fields:

SETUP

-    Number Generation Defaults: Listing, Closing, Check

-    Default COA Numbers:

-    Gross Commission Receipt

-    Co-Broker Disbursement

-    Associate Commission

-    Associate Bonus

-    Associate Credit

-    Referral Fee Paid

-    Referral Fee Received

-    Third-Party AP Cash/Bank Account

-    GBJ Export Format: Quick Books, Peachtree, Great Plains Dynamics

-    COA Setup:

          -    Type: Income, Expense, Payable, Receivable

          -    Account Number

          -    Description

-    Import COA

VENDOR INVOICES/ASSOCIATE BILLING/ASSOCIATE INVOICING

-    Vendor Name/ID

-    Invoice Number

-    Invoice Date

-    Amount

-    COA No. (Payable)

-    Comment

-    Associate Billing Tag Lists

-    Associate Name

-    Billing Date

-    Amount/Debit

-    COA No. (Receivable)

-    Comment

GENERAL BUSINESS ACCOUNTING FIELDS

- GBJ Entry Type: Standard, Standard (Allocated), Regular Pay, Bonus Pay, Employee Credit

-    ATR Number

-    Office ID

-    Date

-    COA No.

-    Amount

-    Check Number

-    Payee/Payor

-    Comment

ACCOUNTING PROGRAM INTERFACE

-    Auto-Synchronize

-    By Date Range

-    By Manual Selection

-    Calculate Adjustment Amounts (deltas for unsupported accounting programs)

LEDGER FUNCTIONS

- Ledger Reports: Monthly Totals, Journal Entries by Account, Check Register, Cashflow

-    Date Range

-    Office Selection

-    Account Selection

-    User-Definable Cashflow Subtotals

-    Ledger Balance

ACCOUNT LEDGER

-    ATR No.

-    Address

-    Buyers

-    Sellers

-    Account No.

-    Account Type

-    Maturity Date

-    Interest Rate

-    Receipt Date

-    Processed Date

-    Check Number

-    Receipt Amount

-    Disbursement Amount

-    Running Balance

-    Payee/Payor

-    Comment

ESCROW/TRUST TRACKING

-    Trust Bank Setup:  Status, Account Numbers, Balance Offsets

- Trust/Escrow Displays: Summary of Closings in Trust, Trust Account Journal, Trust Account Ledger.